SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant
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                                Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
ACI WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ACI Worldwide
Real-Time Payments

2023 Annual Meeting of Stockholders

Date: June 1, 2023

Time: 10:00 AM ET

Place: Via live audio-only webcast at www.proxydocs.com/ACIW

Notice of 2023 Annual Meeting of Stockholders

Date	June 1, 2023

Time	10:00 a.m. Eastern Time

Place	Via a live audio-only webcast at www.proxydocs.com/ACIW There is no physical location for the 2023 Annual Meeting.

Record Date	Close of business on April 6, 2023

Items of Business

•  To elect the seven directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2024 Annual Meeting of Stockholders;

•  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023;

•  To conduct an advisory vote to approve named executive officer compensation;

•  To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation;

•  To approve the amendment and restatement of the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan (the “2020 Equity Plan”); and

•  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We have adopted a virtual format for our 2023 Annual Meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ACIW. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by telephone or, if you requested printed proxy materials, by mailing a completed proxy card. For more detailed information regarding how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled Questions and Answers About this Proxy Material and Voting beginning on page 2 of the Proxy Statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON JUNE 1, 2023

Our Proxy Statement and Annual Report are also available online at

www.proxydocs.com/ACIW

2023 PROXY STATEMENT

Proxy Statement Table of Contents

About ACI

Annual Meeting Proposals

2023 PROXY STATEMENT  i

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2023 PROXY STATEMENT  iii

Proxy Statement for the Annual Meeting of Stockholders

to be held on June 1, 2023

About ACI

ACI is a global software company that provides mission-critical real-time payment solutions. Customers use our proven, scalable and secure solutions to process and manage digital payments, enable omni-commerce payments, present and process bill payments and manage fraud and risk. We combine our global footprint with local presence to drive the real-time digital transformation of payments and commerce.

In this Proxy Statement, the terms “ACI,” the “Company,” “we,” and “our” refer to ACI Worldwide, Inc.

This Proxy Statement contains a report issued by the Audit Committee relating to certain of its activities during 2022 and a report issued by the Compensation and Leadership Development Committee relating to executive compensation during 2022. Stockholders should be aware that under Securities and Exchange Commission rules, these committee reports are not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and are not incorporated by reference in any past or future filing by ACI Worldwide, Inc. under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically referenced. Additionally, the information contained on aciworldwide.com is not incorporated by reference into this Proxy Statement.

These materials were first made available to stockholders on April 18, 2023.

Date, Time and Place of Meeting

When:	June 1, 2023 10:00 a.m. Eastern Time

Where:	Via a live audio-only webcast at www.proxydocs.com/ACIW. There is no physical location for the 2023 Annual Meeting.

Record Date:	April 6, 2023

This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of proxies to be used at our 2023 Annual Meeting of Stockholders, and any postponement or adjournment thereof. A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), accompanies this Proxy Statement.

2023 PROXY STATEMENT  1

Annual Meeting Proposals
Proposal		Recommendation of the Board

1.	Election of directors	FOR Each of the nominees

2.	Ratification of appointment of independent registered public accounting firm	FOR

3.	Advisory vote to approve named executive officer compensation	FOR

4.	Advisory vote on the frequency of future advisory votes on executive compensation	ANNUAL

5.	Vote to approve the amendment and restatement of the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan (the “2020 Equity Plan”)	FOR

Questions and Answers about this Proxy Material and Voting

Why am I receiving these materials?

We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of ACI is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting via audio only webcast to vote on the proposals described in this Proxy Statement so long as you register to attend the Annual Meeting at www.proxydocs.com/ACIW. You will be asked to provide the control number located inside the shaded box on your Notice or proxy card (the “Control Number”) as described in the Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

You do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or on the Internet, or complete, sign and return the proxy card.

Under the U.S. Securities and Exchange Commission’s (the “SEC”) “notice and access” rules, ACI has elected to use the Internet as its primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of ACI’s proxy materials. ACI intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting the Internet Availability Notice on or about April 18, 2023. The Internet Availability Notice will include instructions on how to receive a paper copy of your proxy materials, if you so choose.

ACI’s office is located at 2811 Ponce de Leon Blvd, PH 1, Coral Gables, Florida 33134; our telephone number is (305) 894-2200.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Annual Report to Stockholders?

We are acting under a Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Internet Availability Notice.

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How can I attend the Annual Meeting?

This year’s Annual Meeting will be accessible through the Internet via a live audio-only webcast. Prior registration to attend the Annual Meeting at www.proxydocs.com/ACIW is required. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on our record date of April 6, 2023 or hold a valid proxy for the meeting. To be admitted to the Annual Meeting’s live audio-only webcast, you must register at www.proxydocs.com/ACIW as described in the Internet Availability Notice or proxy card. As part of the registration process, you must enter the Control Number. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

Who can vote at the Annual Meeting?

You will be entitled to vote at the Annual Meeting if you owned ACI’s common stock (“Common Stock”), either as a stockholder of record or as a beneficial owner, as of the close of business on April 6, 2023 (the “Record Date”). On the Record Date, there were 108,317,319 shares of Common Stock outstanding. Holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of April 6, 2023 at the Annual Meeting. Shares of Common Stock held as treasury stock are not entitled to be voted at the Annual Meeting. Each stockholder is entitled to one vote per share of Common Stock held on all matters to be voted on by stockholders. Unless context requires otherwise, any reference to “shares” in this Proxy Statement refers to all shares of Common Stock entitled to vote at the Annual Meeting.

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, the Internet Availability Notice was sent directly to you by ACI. The Internet Availability Notice provides instructions on how to request printed proxy materials and how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. If your shares are held in an account at a brokerage firm, bank, trust, or other similar organization, like the vast majority of our stockholders, you are considered the “beneficial owner” of shares held in “street name” and the Internet Availability Notice was forwarded to you by that organization. You will receive instructions from your broker, bank, trustee, or other nominee that must be followed in order for your broker, bank, trustee, or other nominee to vote your shares per your instructions.

What am I voting on?

There are five matters scheduled for a vote:

•	Proposal No. 1. To elect the seven directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2024 Annual Meeting of Stockholders;

•	Proposal No. 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023;

•	Proposal No. 3. To approve, on an advisory basis, named executive officer compensation;

•	Proposal No. 4. To decide, on an advisory basis, the frequency of future advisory votes on executive compensation; and

•	Proposal No. 5. To approve the amendment and restatement of the 2020 Equity Plan.

How do I vote?

For Proposal No. 1, you may either vote “For”, vote “Against” or vote to “Abstain” with respect to each of the nominees for the Board of Directors. You may not vote your proxy “For” the election of any persons other than the seven named nominees. For Proposal No. 4, you may vote to conduct future advisory votes on executive compensation every (i) ”1 year”, (ii) ”2 years”, (iii) ”3 years”, or (iv) ”Abstain”. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting on the applicable proposal.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Internet Availability Notice, or vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting via audio-only webcast, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.

2023 PROXY STATEMENT  3

•

To vote using the proxy card, complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, please follow the instructions provided on your proxy card or the Internet Availability Notice.

•	To vote by telephone, please follow the instructions provided on your proxy card or the Internet Availability Notice.

•

To vote during the Annual Meeting, you must do so through www.proxydocs.com/ACIW. To be admitted to attend the Annual Meeting and vote your shares, you must register and provide the Control Number as described in the Internet Availability Notice or proxy card. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

See “Who can vote at the Annual Meeting?” for voting instructions if you beneficially own shares held in street name.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on April 6, 2023.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

•	“For” the election of each of the seven nominees for director;

•	“For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023;

•	“For” the approval, on an advisory basis, of the compensation of our named executive officers;

•	Every “1 year” for the frequency of future advisory votes on executive compensation; and

•	“For” the approval of the amendment and restatement of the 2020 Equity Plan.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

ACI will pay for the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy and any additional solicitation material that ACI may provide to stockholders. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. ACI will reimburse such brokerage firms, banks, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials.

In addition to ACI mailing these proxy materials, the Internet Availability Notice and the Annual Report (as applicable), ACI’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Mediant Communications LLC will monitor voting and deliver executed proxies to our voting tabulator.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards or multiple Internet Availability Notices), your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

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Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may vote again on a later date over the Internet or by telephone as set forth on the Internet Availability Notice.

•	You may send a written notice that you are revoking your proxy to the Secretary of ACI at 2811 Ponce de Leon Blvd, PH 1, Coral Gables, Florida 33134.

•	You may attend the Annual Meeting and submit an electronic ballot.

If you are a beneficial owner of our shares, you will need to contact your bank, brokerage firm, trustee, or other nominee to revoke any prior voting instructions.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting as follows:

Proposal No. 1. The inspector of elections will count “For” votes, “Against” votes and votes to “Abstain.” Abstentions and broker non-votes will not affect the outcome of Proposal No. 1.

Proposal No. 2. The inspector of elections will count “For” and “Against” votes. Abstentions will have the effect of a vote against the proposal. Brokers have discretionary voting authority to vote on Proposal No. 2 in the absence of voting instructions from their customers. As a result, there should be no broker non-votes with respect to this proposal, but if there are any such broker non-votes, they will not affect the outcome of Proposal No. 2.

Proposal No. 3. The inspector of elections will count “For” and “Against” votes. Broker non-votes will not affect the outcome of Proposal No. 3. Abstentions will have the effect of a vote against the proposal.

Proposal No. 4. The inspector of elections will count (i) “1 year” votes, (ii) “2 years” votes, (iii) “3 years” votes, and (IV) “Abstain” votes. Broker non-votes will not affect the outcome of Proposal No. 4.

Proposal No. 5. The inspector of elections will count “For” votes, “Against” votes and votes to “Abstain.” Abstentions and broker non-votes will not affect the outcome of Proposal No. 5.

See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.

What is a “broker non-vote”?

If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank, or other organization is not permitted to vote on that matter, including the election of directors or executive compensation matters, without instructions from the beneficial owner and instructions are not given. We encourage you to provide instructions to your broker or other nominee regarding voting your shares. On any matter for which your broker or other nominee does not vote on your behalf, the shares will be treated as “broker non-votes.”

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of shares present or represented by proxy at the Annual Meeting with respect to a particular proposal on which the broker has expressly not voted. See “How are votes counted?” for further details regarding the effect of broker non-votes on the proposals set forth in this Proxy Statement.

2023 PROXY STATEMENT  5

How is an abstention counted?

Abstentions will be counted for purposes of determining the presence or absence of a quorum. The effect of an abstention on the outcome of the voting on a particular proposal depends on the vote required to approve that proposal, as described in the “How many votes are needed to approve each proposal?” section below.

How many votes are needed to approve each proposal?

Proposal No. 1. We have a majority voting standard for uncontested elections of directors, including the election of directors in the Annual Meeting. Under our Bylaws, the number of shares voted “For” a director’s election must exceed 50% of the number of votes cast with respect to that director’s election. A director standing for re-election who fails to receive the required number of votes is expected to tender his or her resignation, which resignation will be accepted in the Board’s exclusive discretion. The Board will only nominate for election or re-election candidates who agree to tender an irrevocable resignation upon failure to receive the required vote.

In contested elections – where the number of nominees exceeds the number of directors to be elected – each director will be elected by a plurality of the votes cast.

Proposal No. 2. Ratification of the appointment of Deloitte & Touche LLP as ACI’s independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, and voting affirmatively or negatively on such matter.

Proposal No. 3. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, and voting affirmatively or negatively on such matter.

Proposal No. 4. Approval, on an advisory basis, for the frequency of future advisory votes on executive compensation requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, for the options of once every one year, two years or three years. If no frequency receives the foregoing vote, then we will consider the option that receives the highest number of votes cast to be the frequency recommended by stockholders.

Proposal No. 5. Approval of the amendment and restatement of the 2020 Equity Plan as disclosed in this Proxy Statement requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, and voting affirmatively or negatively on such matter.

See “How are votes counted?” for further details regarding the effect of abstentions and broker-non votes on the proposals set forth in this Proxy Statement.

What are the Board’s voting recommendations?

•	Proposal No. 1. “For” each of the nominees to the Board of Directors.

•	Proposal No. 2. “For” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

•	Proposal No. 3. “For” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

•	Proposal No. 4. Every “1 year” for the approval, on an advisory basis, of the frequency of future advisory votes on executive compensation.

•	Proposal No. 5. “For” the approval of the amendment and restatement of the 2020 Equity Plan.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders at the Annual Meeting, by means of remote communication or represented by proxy. On the Record Date, there were 108,317,319 shares of Common Stock issued, outstanding and entitled to vote, which number

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excludes 32,209,791 shares of Common Stock held as treasury stock by ACI. Thus, 54,158,660 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or vote at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2024 annual meeting of stockholders?

To be included in our proxy statement for the 2024 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Secretary at our principal executive offices no later than December 20, 2023. The Corporate Governance Committee will review proposals submitted by stockholders for inclusion at our next annual meeting of stockholders and will make recommendations to our Board on an appropriate response to such proposals.

How can stockholders submit proposals to be raised at the 2024 annual meeting of stockholders that will not be included in our proxy statement for the 2024 annual meeting of stockholders?

To be raised at the 2024 annual meeting of stockholders, stockholder proposals must comply with our Bylaws. To be timely, a stockholder’s notice of a proposal must be delivered to or mailed and received at our principal executive offices not earlier than February 2, 2024 and not later than March 3, 2024. Under our proxy access bylaw, if a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements set forth in our Bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our 2024 proxy statement and form of proxy for election at our 2024 Annual Meeting of Stockholders, the nominations must be received by ACI’s Secretary at ACI’s office located at 2811 Ponce de Leon Blvd, PH 1, Coral Gables, Florida not earlier than November 20, 2023 and not later than December 20, 2023. If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential nominee for director, see the procedures discussed in “Stockholder Communications with our Board.” Any stockholder considering a proxy access nomination should carefully review our Bylaws, which are available on our website at aciworldwide.com.

In addition to satisfying the requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than April 2, 2024. However, if the date of the 2024 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

What if the date of the 2024 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Exchange Act, if the date of the 2024 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our proxy statement for such meeting, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (A) the 90th calendar day prior to such annual meeting and (B) the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.

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Does a stockholder proposal require specific information?

To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review Rule 14a-8 under the Exchange Act and our Bylaws, as applicable, which contain additional requirements about advance notice of stockholder proposals and director nominations. Pursuant to Rule 14a-4(c) under the Exchange Act, if ACI does not receive advance notice of a stockholder proposal to be brought before its next annual meeting of stockholders in accordance with the requirements of its Bylaws, the proxies solicited by ACI may confer discretionary voting authority to vote proxies on the stockholder proposal without any discussion of the matter in the proxy statement.

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Corporate Governance

Our corporate governance practices and the diverse skills and attributes that our directors bring to ACI support our business as a global payments software company. All our director nominees have served in leadership roles and, except for our CEO, all nominees are independent. Through proactive evaluation and assessment, our Board can adapt and ensure that the right skills and experience are represented on our Board.

Our corporate governance structure is designed to serve the best interests of our stockholders.

Governance Practices

• Annual elections of directors

• Annual Board and committee evaluations

• All committee members are independent

• Majority voting standard in uncontested elections

• Directors attended at least 75% of Board and committee meetings in 2022

Stockholder Alignment

• Proactive engagement with our stockholders

• Proxy access to make it easier for stockholders to nominate director candidates

• Prohibition of short sales, transactions in derivatives and hedging and pledging of ACI stock by our directors and executive officers

• Stock ownership guidelines for our CEO, executive officers and directors

ACI’s key governance documents, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for each of our Board committees, are available on our website at aciworldwide.com.

Board of Directors and Committees

Our Board has three standing committees: the Audit Committee, the Compensation and Leadership Development Committee, and the Nominating and Corporate Governance Committee. The following table provides membership information for each of the standing Board committees as of April 18, 2023:

Name	Audit	Compensation and Leadership Development	Nominating and Corporate Governance	Independent	Tenure(1)	# of Other Public Company Boards

Thomas W. Warsop III				N	8	0

Adalio T. Sanchez (Chairman)				Y	8	3

Janet O. Estep				Y	7	1

James C. Hale III				Y	7	2

Mary P. Harman				Y	2	0

Didier R. Lamouche(2)				Y	2	3

Charles E. Peters, Jr				Y	8	0

Samir M. Zabaneh				Y	2	1

Chair                 Member

(1) Full years of service as of the annual meeting date

(2) This director is not a director nominee and his term will expire at the 2023 Annual Meeting.

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Director Independence

Our Board follows the NASDAQ listing standards requirements on director independence. Our Board reviews at least annually the independence of each director. During these reviews, the Board considers transactions and relationships between each director (and his or her immediate family and affiliates) and ACI and its management to determine whether any transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with us and our management.

The Board has determined that each of our directors is independent, except Thomas W. Warsop, III, our Interim President and CEO.

As required by NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

The Audit Committee operates under a formal charter, which is available on our website at https://investor.aciworldwide.com/. Our Audit Committee assists our Board in its general oversight of financial reporting, internal controls and audit functions and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. Our Audit Committee also provides oversight of ACI’s enterprise risk management, business continuity and information security programs.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Audit Committee is comprised of Ms. Estep, Mr. Hale, Mr. Peters, and Mr. Zabaneh. Mr. Peters is the chair of the committee. Each member other than Ms. Estep is an “audit committee financial expert” as defined under the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. The Audit Committee met nine times during the year ended December 31, 2022.

Our Board has considered the independence and other characteristics of each member of our Audit Committee and has concluded that the composition of our Audit Committee meets the requirements for independence under the current requirements of SEC rules and regulations. Audit Committee members must satisfy additional independence criteria set forth under Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of the Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the audit committee, accept consulting, advisory or other fees from us or be an affiliated person. Each of the members of our Audit Committee qualifies as an independent director pursuant to Rule 10A-3.

See the “Report of the Audit Committee” below.

The Compensation and Leadership Development Committee (the “Compensation Committee”) operates under a formal charter, which is available on our website at https://investor.aciworldwide.com/. Our Compensation Committee reviews and determines salaries, performance-based incentives and other matters relating to executive compensation; administers our equity award plans, including reviewing and granting equity awards to our executive officers; recommends to the independent directors CEO compensation based on the CEO’s performance; reviews and evaluates the performance of, and compensation for, executive officers other than our CEO; and provides general oversight of leadership development processes and strategies for executive and senior officers.

The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Compensation Committee is comprised of Mr. Hale, Ms. Harman, Mr. Lamouche and Mr. Zabaneh. Mr. Zabaneh is the chair of the committee. Each of the Compensation Committee members meets the independence requirements set forth in the rules of NASDAQ, and the “non-employee director” standard within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. The Compensation Committee met 11 times during the year ended December 31, 2022.

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The Compensation Committee may delegate authority to a subcommittee or an individual Compensation Committee member as the Compensation Committee deems necessary, provided that the decisions of such members will be presented to the full Compensation Committee at its next scheduled meeting. For information regarding the role of executive officers and the Compensation Committee’s compensation consultant in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis.

The Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) operates under a formal charter, which is available on our website at https://investor.aciworldwide.com/.

The Corporate Governance Committee assists our Board in ensuring that we are governed in a manner consistent with the interests of our stockholders, including the integration of corporate responsibility and ESG principles into our business strategy and decision making. The Corporate Governance Committee conducts the Board evaluations and assessments, including assessments of stockholder nominees to the Board, and recommends director nominees. The Corporate Governance Committee also assists the Board in its evaluation of, and succession planning for, our CEO.

The Corporate Governance Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

The Corporate Governance Committee is comprised of Ms. Estep, Ms. Harman, Mr. Lamouche, and Mr. Peters. Ms. Harman is the chair of the committee. Each of the committee members meets the independence requirements set forth in the rules of NASDAQ. The Corporate Governance Committee met five times during the year ended December 31, 2022.

Meeting Attendance

Our Board held 24 meetings during 2022.

Type of Meeting	Full Board	Audit	Compensation	Corporate Governance
Total Meetings in 2022	24	9	11	5

Each director attended at least 75% of Board and applicable committee meetings in 2022.

Director nominees are expected to attend our annual meetings of stockholders. All of the 2022 director nominees attended our 2022 annual meeting.

Board Leadership Structure

Mr. Sanchez is the Chairman of the Board. Mr. Warsop, our Interim CEO, is the only member of the Board who is not an independent director. We believe that this leadership structure enhances the accountability of our CEO to the Board and strengthens the Board’s independence from management.

Board Evaluation and Nomination Process

The Board believes that a continuous evaluation process allows it to assess its effectiveness and proactively identify gaps in desired skills and attributes represented on the Board.

The Corporate Governance Committee oversees an annual review process. An evaluation is completed with respect to each director, each committee and the Board as a whole. Additionally, committee goals are reviewed at each committee meeting, supporting the annual review process.

Corporate Responsibility and Sustainability

ACI believes businesses have an increasingly important mandate to operate responsibly, and we aim to operate in a way that is socially, environmentally and financially sustainable. We find ways to improve the lives of our employees and positively impact the communities in which we live and work.

2023 PROXY STATEMENT  11

ESG Governance

ACI’s ESG governance structure includes four groups. The Board of Directors, through the Nominating and Corporate Governance Committee, has oversight responsibility. The Board reviews progress made against our ESG priorities and provides the final review and approval of our annual sustainability report. Executive Leadership Team members provide guidance and manage the execution of ESG priorities, especially those aligned to their business units. Key Senior Leadership Team members are dedicated to advancing ESG priorities. They also provide day-to-day initiative management. Working groups assembled from employee volunteers help advance the implementation of specific initiatives.

Sustainable Solutions

We recognize the essential role digital payment systems play in our modern economy and how they can open life’s possibilities to everyone, including people historically disadvantaged by location, education, disability, race, gender, ethnicity, wealth or circumstance. We are proud that our core products and services can help ensure inclusive and equitable access to the digital economy and can eliminate the need for paper-based bills and payments, saving trees the world needs to provide oxygen, improve air quality, conserve water, support wildlife and mitigate climate change.

CSR Initiatives

Some of our key environmental efforts include reducing our energy use and waste production through the implementation of LED lighting, managed HVAC systems, electronic signature and agreement software and more efficient data center technology. We have also adopted a single-stream recycling program in the U.S. and have programs in place globally to reduce paper and plastic consumption. We also work with credible vendors for responsible processing and recycling of electronic devices. In 2021, we completed an office optimization initiative that reduced our global office footprint and further lessened our energy use and waste production. In 2022, we continued to invest in energy improvements while also advancing our sustainability reporting. We published an enhanced Sustainability Report to provide all stakeholders with a more detailed narrative of our environmental, social and governance efforts. The report includes our first energy usage data and detailed appendices aligned to Sustainability Standards Board (SASB) and Global Reporting Initiative (GRI) reporting standards.

Financial inclusion, gender parity in payments and STEM education are our social areas of focus. We have philanthropic relationships with Girls Who Code and Code.org to introduce more children from underrepresented groups to computer science. We also donate to Kiva, a non-profit that facilitates small loans to low-income entrepreneurs and students globally. We are a sponsor of Women in Payments and Paytech, organizations dedicated to giving women in the industry more opportunities to excel. In 2022, we launched RISE (Represent, Include, Strengthen, Development), a multi-faceted leadership development program that aims to inspire and empower high-potential ACI leaders from underrepresented groups to actively participate in business decision making, accelerating their professional advancement and ACI’s growth journey. In addition, our thousands of team members located in 45 countries around the world have a powerful impact in their own communities when they use their eight hours of paid volunteer time a month to give back to a variety of non-governmental organizations.

Board Diversity

Led by the chair of the Corporate Governance Committee, Mary Harman, the Board is committed to diversity and inclusiveness, including in respect of the composition of the Board itself. Two of the seven, or 29%, of the director nominees self-identify as gender diverse. Two of the director nominees self-identify as other than white.

The Board is actively engaged in a search for additional director candidates and is emphasizing gender diversity in its search criteria. The Board is also actively engaged in identifying our next Chief Executive Officer, who the Board expects will also serve as a director. The Board has determined that it is in our best interest to conclude the Chief Executive Officer appointment prior to nominating additional non-executive directors to serve on the Board.

Upon conclusion of these activities, the Board expects that both the number and overall proportion of its gender-diverse directors will increase. On or before the date of the 2024 annual meeting of stockholders, the Board expects to be greater than 30% gender diverse.

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The following Board Diversity Matrix sets forth diversity statistics regarding each of (i) the Board as of April 18, 2023, and (ii) the director nominees.

Board Diversity Matrix (As of April 18, 2023)
Board Size:
Total Number of Directors	8
	Female	Male	Non-Binary	Did not Disclose Gender
Gender Identity:
Directors	2	6	-	-
Demographic Background:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	1	-	-
Middle Eastern	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Board Diversity Matrix (Director Nominees)
Size:
Total Number of Director Nominees	7
	Female	Male	Non-Binary	Did not Disclose Gender
Gender Identity:
Directors	2	5	-	-
Demographic Background:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	1	-	-
Middle Eastern	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Board’s Role in Risk Oversight

Risk is inherent with every business and we face a number of risks, including strategic, financial, operational, cybersecurity, legal/compliance, governance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board as a whole has responsibility for the oversight of enterprise risk management. Our Board provides broad oversight of ACI’s risk management programs. In this oversight role, our Board considers the effectiveness of the Company’s risk management processes. The involvement of our full Board in the risk oversight process allows our Board to assess management’s tolerance for risk and also to determine what constitutes an appropriate level of risk for ACI.

2023 PROXY STATEMENT  13

While our Board provides broad oversight, various committees of the Board oversee risk management in their respective areas and regularly report on their activities to the entire Board.

The Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from ACI’s internal auditors. As part of its annual audit, ACI’s independent registered accounting firm, Deloitte & Touche LLP, also provides the Audit Committee with a risk assessment identifying risks of material misstatements and related controls. The Audit Committee reviews these and other reports on risks facing the Company at its meetings throughout the year. The Audit Committee also reviews with management ACI’s enterprise risk management, business continuity and information security programs.

The Compensation Committee reviews and oversees the management of potential material risks related to ACI’s compensation policies and practices. Compensia, the independent compensation consultant retained by the Compensation Committee, provides an annual assessment of such risks. The Compensation Committee reviews this annual assessment and evaluates such risks as it considers compensation and benefits matters throughout the year.

The oversight roles of the Board and the committees are supported by management reporting processes that are designed to provide the Board and the committees with visibility into the identification, assessment and management of critical risks.

Code of Business Conduct and Ethics

Under our Code of Business Conduct and Ethics our directors and employees, including our executive officers, must promptly report any transaction, relationship, or circumstance that creates or may create a conflict of interest. Any conflict of interest for our non-director and non-executive officer employees is prohibited unless a waiver is obtained from our General Counsel. Conflicts of interest involving our directors and executive officers are prohibited unless waived by our Board. Any waiver of a conflict of interest involving one of our directors or executive officers will be promptly disclosed in accordance with applicable law and NASDAQ listing requirements. The full text of our Code of Business Conduct and Ethics is, and any amendment to or waiver from a provision of our Code of Business Conduct and Ethics will be, posted on our website at https://investor.aciworldwide.com/corporate-governance.

We also have a Code of Ethics for the CEO and Senior Financial Officers that requires that our CEO, CFO, Chief Accounting Officer, Controller and persons performing similar functions avoid actual and apparent conflicts of interest in personal and professional relationships and that they disclose to the Audit Committee any material transaction or relationship that reasonably could be expected to give rise to a conflict. The full text of our Code of Ethics for the CEO and Senior Financial Officers is, and any amendment to or waiver from a provision of our Code of Ethics for the CEO and Senior Financial Officers will be, posted on our website at https://investor.aciworldwide.com/corporate-governance.

Compensation Risk Analysis

The Compensation Committee has concluded that ACI’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on ACI. The Compensation Committee believes that the following features of its compensation program help ensure that management performance is focused on long-term stockholder value creation without encouraging unnecessary or excessive risk-taking:

•	A balance of fixed and variable compensation, with variable compensation tied to both short-term and long-term objectives;

•	Annual incentive awards tied to ACI’s financial performance, with caps on payout amounts;

•	The use of time-based and performance-based equity awards that generally vest, if at all, over several years and align our executives’ interests with those of our stockholders;

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•	The Compensation Committee’s ability to exercise discretion in determining incentive program payouts;

•	A recoupment and forfeiture policy pertaining to annual incentive payouts and long-term incentive equity awards applicable to all employees, including our executive officers; and

•	Stock ownership guidelines for our executive officers that further align our executives’ interests with those of our stockholders.

2023 PROXY STATEMENT  15

Proposal 1 — Election of Directors

Our Board has nominated for election as directors Thomas W. Warsop III , Adalio T. Sanchez, Janet O. Estep, James C. Hale III, Mary P. Harman, Charles E. Peters, Jr and Samir M. Zabaneh, each to serve until the 2024 Annual Meeting of Stockholders and thereafter until his or her respective successor is duly elected and qualified. We expect that each of the nominees will be available for election, but if any of them is unwilling or unable to serve as a candidate at the time the election occurs, it is intended that each share represented by proxy at the Annual Meeting will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

General

Our Corporate Governance Committee considers, and our Board selects, nominees with a view to establishing a Board that is comprised of members who:

• Possess the skills and attributes described below

• Are independent and free of any conflicts of interest

• Are willing and able to devote sufficient time to the affairs of ACI

• Have the capacity and desire to represent the balanced, best interest of our stockholders

• Bring diverse perspectives to our Board

We believe that each director nominee brings these qualifications to our Board, providing a diverse complement of specific business skills and experience aligned with our business needs.

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Specific Skills and Attributes to be Represented on the Board

To effectively serve ACI’s business and long-term strategy, the Board believes it is important that the following key skills and attributes be represented on the Board as a whole:

Skills and Attributes	Importance to ACI	Represented by # of Director Nominees (out of 7)
• Payments Industry Knowledge	ACI provides mission-critical real-time payments solutions.	5
• Financial Services Industry Experience	ACI’s customers include financial institutions and financial intermediaries.	5
• Financial Expert	Having board members who meet the SEC definition of a financial expert helps ensure ACI fulfills its financial, accounting and reporting obligations.	4
• Financial Management Experience	ACI’s business involves long-term contracts with significant economic value. ACI’s capital structure is important to the achievement of its long-term financial goals.	6
• Executive Leadership of a Complex Business	Senior leadership experience provides perspective on business matters.	7
• Technology and Innovation Experience	Ensuring that ACI’s products are positioned to meet the demands of an evolving payments industry is critical to ACI’s future success.	7
• Risk and Regulatory Experience	The Board’s responsibilities include understanding and overseeing the various risks facing ACI.	5
• International Experience	ACI serves customers in more than 95 countries on six continents.	5

2023 PROXY STATEMENT  17

Director Nominees

The following provides biographical information regarding our director nominees and describes the key skills, experience and expertise that each director nominee brings to our Board.

Thomas W. Warsop III Age: 56 Director Since: 2015 Independent Committee Memberships: None Other Public Company Boards: None

Current Roles

• Interim President and Chief Executive Officer of ACI Worldwide, Inc. since November 2022

Past Roles

• Chief Executive Officer of One Call Care Management, the leading provider of ancillary services and cost containment solutions to the Workers’ Compensation industry, from February 2020 to May 2022; Executive Chairman from May 2022 to December 2022

• Chief Executive Officer of Hananui, LLC, a provider of strategic consulting services, since January 2017

• Executive Chairman of York Risk Services Group, a leading provider of integrated insurance and managed care solutions, from June 2017 until January 2020

• Served as President and Chief Executive Officer of The Warranty Group, Inc., a provider of insurance and insurance services, from 2012 to 2017

• Served as Group President and held various management positions at Fiserv, Inc. (NASDAQ: FISV), a provider of technology solutions to the financial industry, from 2007 to 2012

• Served in various capacities for Electronic Data Systems for 17 years, including President of its Business Process Outsourcing unit in Asia Pacific, Vice President in the United Kingdom and Vice President of Global Financial Services

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

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Adalio T. Sanchez Age: 63 Director Since: 2015 Independent Committee Memberships: None, Chairman of the Board Other Public Company Boards: Three

Current Roles

• President, S Group Advisory, LLC, a management consulting firm providing clients advisory services on business strategy, technology and operational excellence

• Chairman of the Board of ACI Worldwide, Inc.

• Member of the Board of Directors of Avnet, Inc. (NASDAQ: AVT)

• Member of the Board of Directors of Snap One Holdings, Corp. (NASDAQ: SNPO)

• Member of the Supervisory Board of ASM International N.V. (Euronext: ASM; OTCQX: ASMIY)

• Member of the Board of Trustees of the MITRE Corporation

• Member of the Board of Directors of the Florida International University Foundation

Past Roles

• Served as interim CEO of Quantum Corporation (NASDAQ: QMCO), a computer storage systems company, from November 2017 to January 2018

• Served as Senior Vice President of the Lenovo Group Limited (HK: 0992), an international technology company, from 2014 to 2015

• Served in various capacities at International Business Machines Corporation (NYSE: IBM), a global technology and innovation company, from 1982 to 2014, including sixteen years in senior executive officer and global general management roles

• Former member of the Board of Directors of Quantum Corporation (NASDAQ: QMCO), from May 2017 to April 2019

Skills and Qualifications

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• International Experience

2023 PROXY STATEMENT  19

Janet O. Estep Age: 66 Director Since: 2015 Independent Committee Memberships: Audit, Corporate Governance Other Public Company Boards: One

Current Roles

• Serves as a Director of Alerus Financial (NASDAQ: ALRS), a company offering banking, mortgage, wealth management & retirement services

Past Roles

• Former President and Chief Executive Officer of Nacha (2008-2019) where she guided strategy and oversaw daily operations and rule-making processes for the ACH Network and rules and standards development for other payment types

• Served in various executive management roles at U.S. Bank, Minneapolis, MN from 1997 to 2008, including as Executive Vice President of its Transaction Services Division and its Merchant Payment Services Division

• Served as VP of Sales & Marketing for Pace Analytical Services from 1993-1997, a nationwide environmental laboratory services company, as well as General Manager of its Twin Cities lab

• Served in a variety of corporate, product development and sales management positions at IBM for 15 years in its Data Processing Division, its ImagePlus Software Division and its General Sector Division

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

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James C. Hale III Age: 71 Director Since: 2015 Independent Committee Memberships: Audit, Compensation Other Public Company Boards: Two

Current Roles

• Founder and Chairman, CS Advisors, LLC

• Founder, Managing Partner Emeritus and Advisor, FTV Capital

• Serves as a director of MITEK Systems, Inc. (NASDAQ: MITK), a mobile payments technology company

• Serves as a director of Bank of Marin Bancorp (NASDAQ: BMRC), a leading independent commercial and retail bank in Northern California

Past Roles

• Previously served as senior managing partner at BancAmerica Securities (formerly Montgomery Securities) where he founded and led the financial services corporate finance practice and co-founded the Montgomery Financial Fund

• Previously served as Chairman of Official Payments Holdings, Inc. (NASDAQ: OPAY), a provider of electronic payment biller-direct solutions; and a director of ExlService (NASDAQ: EXLS), a business process outsourcing provider

• Served on the Boards of Public Radio International; the University of California, Berkeley Foundation Investment Committee; and Duke University’s DUMAC Inc., which manages Duke University’s endowment, employment retirement pool and other investments; and Nebula Acquisition Corp (NASDAQ: NEBUU) a Special Purpose Acquisition Corp.

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

Mary P. Harman Age: 53 Director Since: 2021 Independent Committee Memberships: Corporate Governance (Chair), Compensation Other Public Company Boards: None

Current Roles

• Serves as a Non-Executive Director of Blue Ocean Digital Holdings LLC from 2020 to present

• Serves as a Non-Executive Director of Capital Markets Gateway, LLC from 2020 to present

Past Roles

• Held various positions at Bank of America Corporation from 2006-2018, most recently as a Managing Director, Enterprise Payments, and prior to that leading Global Principal Investments

• Formerly served as an Investment Executive, Strategic Private Equity Investments at GE Equity from 1998-2006

• Served in consulting positions at Ernst & Young LLP

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

2023 PROXY STATEMENT  21

Charles E. Peters, Jr. Age: 71 Director Since: 2015 Independent Committee Memberships: Audit (Chair), Corporate Governance Other Public Company Boards: None

Past Roles

• Served as Executive Vice President and Chief Financial Officer of Red Hat, Inc. (NYSE: RHT), a multi-national global leader in open-source software, from 2004 to 2015

• Served as Senior Vice President and Chief Financial Officer of Burlington Industries (NYSE: BUR), a multi-national manufacturer of textiles, commercial carpet and consumer products from 1995 to 2004

• Served as Senior Vice President of Finance of Boston Edison Company (NYSE: BSE), a public utility company that provided electricity to eastern Massachusetts, from 1991 to 1995

• Served in various financial management positions at GenRad Inc. (NYSE: GEN), a multi-national company that designs, manufactures and markets integrated hardware and software solutions that enable the successful manufacturing, testing and servicing of electronic equipment, from 1982 to 1991

• Served as Senior Manager at Price Waterhouse, a multi-national professional services network, from 1973 to 1982

• Previously served as a director of Veracode Inc., a privately held software company providing application-layer cyber security solutions; Sourcefire, Inc. (NASDAQ: FIRE), a developer of network security hardware and software; Lulu, Inc., a privately held electronic publishing company; Protective Products of America, Inc. (TSX: PPA), a provider of body armor to military and police; and CloudBees, Inc., a privately held software company that provides solutions and support for automating software development and delivery with Enterprise Jenkins and DevOps

Skills and Qualifications

• Financial Expert

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• International Experience

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Samir M. Zabaneh Age: 56 Director Since: 2021 Independent Committee Memberships: Compensation (Chair), Audit Other Public Company Boards: One

Current Roles

• Chief Executive Officer of Touch Bistro, Inc. since April 2021

• Chairman of the Board of Directors of Touch Bistro, Inc. since 2020

• Member of the Board of Directors of AST Trust Company since 2013

• Member of the Board of Directors of Nuvei (NASDAQ: NVEI) since 2022

Past Roles

• Served as Executive Vice President, Global Business Services at Fiserv, previously First Data, from 2018 to 2020

• Served as Chief Financial Officer of Element Fleet Management Corp. from 2017 to 2018

• Served as Chief Financial Officer of Heartland Payment Systems, Inc. from 2014 to 2016

• Served as Chief Operating, Financial and Strategy Officer at Moneris Solutions from 2008 to 2014

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE SEVEN NOMINEES.

2023 PROXY STATEMENT  23

Director Compensation

Compensation for our independent directors consists of a cash retainer fee based on Board and committee service and an annual equity award based on Board service. Our Board believes that providing a meaningful portion of compensation in the form of equity creates a direct linkage with company performance and stockholder interests.

The Corporate Governance Committee annually reviews the total compensation of our independent directors and each element of our independent director compensation program. Based on its review, the Corporate Governance Committee makes a recommendation to the Board. The Board then determines the form and amount of independent director compensation after reviewing the recommendation.

As part of its annual review, the Corporate Governance Committee asks its independent compensation consulting firm, Compensia, Inc., to provide an assessment of the competitiveness of the Board’s compensation program. In order to assess the competitiveness of the Board compensation program, Compensia used the market data of our peer group, which is the group of companies used for our executive compensation review (see “Compensation Discussion and Analysis—Peer Group” below). The assessment reviews all elements of director compensation (e.g., annual retainers, equity compensation, committee member compensation, committee chair additional compensation and non-executive chairman compensation). In addition, the assessment evaluates the director compensation program design to provide the Corporate Governance Committee an understanding of how the program design compares to both best and market practices.

The 2020 Equity Plan provides a $750,000 per year limit on non-employee director compensation.

Retainer Fees

Each independent director receives a $68,000 base annual retainer fee. The Board chair receives an additional $100,000 annual premium. The Chair of the Audit Committee receives an additional $25,000, the Chair of the Compensation Committee receives an additional $20,000 and the Chair of the Corporate Governance Committee receives an additional $12,000 annual premium. Annual retainer fees are paid on a quarterly basis.

Equity-Based Compensation

Our independent directors are granted an annual equity award with a target grant date fair value of $250,000. Such grants are made at the discretion of our Board based on the recommendations of the Corporate Governance Committee. Director equity awards generally vest on the earlier to occur of (i) the date that is one year following the date of grant, and (ii) the day immediately prior to the date of the next annual meeting of our stockholders occurring following the date of grant. The independent directors’ equity awards provide for accelerated vesting upon the director’s death or disability (as such terms are defined in the applicable award agreement).

On August 9, 2022, our independent directors were each granted 9,667 restricted stock units.

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2022 Director Compensation

The table below summarizes the compensation we paid to our independent directors for the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Charles K. Bobrinskoy(2)	84,000	-	84,000
Janet O. Estep	68,000	250,000	318,000
James C. Hale III	68,000	250,000	318,000
Mary P. Harman	74,000	250,000	324,000
Didier R. Lamouche	68,000	250,000	318,000
Charles E. Peters, Jr.	93,000	250,000	343,000
Adalio T. Sanchez	101,334	250,000	351,334
Thomas W. Warsop III(3)	96,000	250,000	346,000
Samir M. Zabaneh	71,333	250,000	321,333

(1)

The grant date fair value of the stock awards granted to our independent directors on August 9, 2022, was $25.86 per share of restricted stock, the closing price on the date of grant, multiplied by the number of shares awarded, 9,667. The fair value was computed in accordance with FASB ASC Topic 718.

(2)	Charles K. Bobrinskoy resigned as a director of the Company effective on June 17, 2022. This amount reflects the retainer fees that he earned as a director through such date.
(3)

Thomas W. Warsop was a director and the non-executive Chair of the Company’s Board of Directors which ceased with his appointment to interim President & CEO of the Company in November 2022. This amount reflects the retainer fees and stock awards that he earned as a director and Chair of the Board through such date.

The following table sets forth each independent director’s aggregate number of stock awards (unvested shares of restricted stock) outstanding as of December 31, 2022:

Name	Unvested Stock Awards	Aggregate Stock Option Awards
Charles K. Bobrinskoy(1)	-	-
Janet O. Estep	9,667	-
James C. Hale III	9,667	-
Mary P. Harman	9,667	-
Didier R. Lamouche	9,667	-
Charles E. Peters, Jr.	9,667	-
Adalio T. Sanchez	9,667	-
Thomas W. Warsop III(2)	9,667	-
Samir M. Zabaneh	9,667	-

(1)	Charles K. Bobrinskoy resigned as a director of the Company effective on June 17, 2022, before ACI granted stock awards on August 9, 2022.
(2)	Thomas W. Warsop was a director and the non-executive Chair of the Company’s Board of Directors which ceased with his appointment to interim President & CEO of the Company in November 2022. This amount reflects stock awards that he earned as a director and Chair of the Board through such date.

Director Stock Ownership Guidelines

The Board has stock ownership guidelines designed to further link the interests of our Board with those of our stockholders. These guidelines provide that each of our independent directors should have equity positions in ACI with a value equal to five times his or her annual retainer amount (base retainer only). Direct and indirect stock ownership, including the vested in-the-money portion of any stock options held by the independent director, are included in determining each director’s equity position. Each independent director has five years to achieve the target ownership level. A director who fails to meet the ownership guidelines within the five-year period will not be eligible for new equity awards until the director achieves his or her prescribed ownership level.

2023 PROXY STATEMENT  25

Report of the Audit Committee

At all times during 2022, each member of the Audit Committee was “independent” as defined in the NASDAQ listing standards. Our Board determined that each member met the NASDAQ regulatory requirements for financial literacy, and all members are “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates pursuant to a charter, a copy of which is available on our website at aciworldwide.com.

The Audit Committee, on behalf of our Board, oversees ACI’s financial reporting process as more fully described in its charter. Management is responsible for the preparation, presentation and integrity of ACI’s consolidated financial statements, accounting and financial reporting principles, internal controls over financial reporting and compliance with laws and regulations and ethical business standards. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of ACI’s system of internal controls. Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm.

ACI’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing independent audits of ACI’s consolidated financial statements and the effectiveness of ACI’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports thereon. In fulfilling its oversight responsibilities, the Audit Committee (i) reviewed and discussed the audited consolidated financial statements and the footnotes thereto in ACI’s annual report on Form 10-K for 2022 with management and Deloitte, and (ii) discussed with management and Deloitte the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee discussed with Deloitte the matters required to be discussed by PCAOB Auditing Standard No. 1301 “Communication with Audit Committees”, Rule 2-07 “Communication with Audit Committees” of Regulation S-X, and other PCAOB Rules and Standards. The Audit Committee discussed with ACI’s internal auditors and Deloitte, with and without management present, their evaluations of ACI’s internal accounting controls and reviewed with management the basis for management’s assessment of the effectiveness of ACI’s internal controls over financial reporting. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting and Oversight Board in Rule 3200T.

Deloitte is responsible for expressing opinions on (i) the conformity of ACI’s audited consolidated financial statements, in all material respects, to accounting principles generally accepted in the U.S., and (ii) the effectiveness of ACI’s internal controls over financial reporting. Deloitte has full and free access to the Audit Committee. Deloitte has expressed the opinion that ACI’s audited consolidated financial statements conform, in all material respects, to accounting principles generally accepted in the U.S. The Audit Committee reviewed and discussed with Deloitte its judgments as to the quality, not just the acceptability, of ACI’s accounting principles and such other matters as are required to be discussed by the standards of the PCAOB.

The Audit Committee discussed with Deloitte its independence from management and ACI received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB, including as required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte and management Deloitte’s independence. Upon completing these activities, the Audit Committee concluded that Deloitte is independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in ACI’s annual report on Form 10-K for 2022 and filed with the Securities and Exchange Commission.

Members of the Audit Committee Charles E. Peters, Jr., Chair Janet O. Estep James C. Hale III Samir M. Zabaneh

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Proposal 2 — Ratification of Appointment of ACI’s Independent Registered Public Accounting Firm

The Audit Committee has selected and appointed, and our Board has approved, the Audit Committee’s selection and appointment of, Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the next fiscal year. Even if the selection is ratified by our stockholders, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such a change would be in the best interests of stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to make a statement should they so desire and to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees paid or payable for the indicated services performed by Deloitte during 2022 and 2021 in its capacity as our independent registered public accounting firm during such years.

Fee Category	2022 $	2021 $
Audit Fees	3,482,503	3,209,096
Audit-Related Fees	25,000	30,000
Tax Fees	702,923	741,466
All Other Fees	0	0
Total Fees	4,210,426	3,980,562

Audit Fees. This category represents the aggregate fees paid or payable to Deloitte & Touche LLP for professional services rendered for (i) the audit of our annual financial statements and quarterly reviews of ACI’s annual consolidated financial statements for 2022 and 2021, (ii) the audit of the effectiveness of ACI’s internal controls over financial reporting as of December 31, 2022 and December 31, 2021 in accordance with the standards of the PCAOB and (iii) statutory audits of certain subsidiaries.

Audit-Related Fees. This category represents the aggregate fees billed by Deloitte & Touche LLP for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of ACI’s financial statements that are not reported under “Audit Fees” for 2022 or 2021. The professional services performed by Deloitte & Touche LLP consisted of audit and tax related services.

Tax Fees. This category represents the aggregate fees billed by Deloitte & Touche LLP for tax-related services rendered to ACI for 2022 and 2021. Tax fees billed by Deloitte & Touche LLP in 2022 and 2021 consisted of fees for professional services related primarily to tax compliance projects, including audit- and tax-related services.

All Other Fees. There were no other fees billed by Deloitte & Touche LLP for services rendered to ACI during 2022 or 2021, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

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The Audit Committee has considered whether the provision of the services by Deloitte & Touche LLP as described above in “Tax Fees” is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval of Audit and Non-Audit Services

We have policies for pre-approval of all audit and non-audit services to be provided to us by our independent registered public accounting firm and its member firms. Under these policies, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved by the Audit Committee in advance. A proposal for audit and non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of our independent registered public accounting firm are also required. Any engagement letter relating to a proposal must be presented to the Audit Committee for review and approval, and the Chair of the Audit Committee may sign, or authorize an officer to sign, such engagement letter.

All services provided by Deloitte & Touche LLP in 2022 and 2021 were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

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Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, stockholders are asked to cast an advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosures contained in this Proxy Statement. This advisory vote is commonly known as a “say-on-pay” vote.

As described in the Compensation Discussion and Analysis, our executive compensation programs are performance-based programs with a significant portion of each Named Executive Officer’s overall compensation opportunity linked to our annual and long-term financial performance and our long-term relative total shareholder return. The Compensation Committee sets challenging thresholds and target performance levels for each of the metrics in our incentive compensation plans to help ensure that the amounts earned are based upon outstanding performance as measured against pre-established financial, operational and strategic objectives.

We value the feedback from our stockholders regarding our executive compensation programs. As part of our ongoing shareholder dialogue, we regularly seek feedback on these programs, as well as other important issues. Over the last year we proactively reached out to stockholders representing more than 60% of our outstanding shares. For the stockholders that were interested in engaging with us, the feedback from our stockholders has been generally positive. The feedback from our stockholders, and our resulting actions, are described in the Compensation Discussion and Analysis.

We urge our stockholders to read the Compensation Discussion and Analysis, the accompanying compensation tables and other related tables and narrative disclosures, which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives.

Stockholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosures.

Advisory Vote

As this is an advisory vote, the outcome of the vote is not binding on ACI or the Board. However, we value the opinions expressed by our stockholders and the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. Currently, advisory say-on-pay votes are scheduled to be held once every year. It is anticipated that our next say-on-pay vote will occur at our 2024 Annual Meeting of Stockholders.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

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Proposal 4 — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Our Board is asking stockholders to indicate the frequency with which they believe an advisory vote on executive compensation, or a “say-on-pay” vote, such as that provided in Proposal 4 above should occur. Stockholders may indicate whether they prefer that we hold a “say-on-pay” vote every one year, every two years, or every three years, or they may abstain from this vote.

Our Board has determined that holding an advisory vote on executive compensation every one year is the most appropriate policy for ACI and our stockholders, and recommends that stockholders vote for future advisory votes on executive compensation to occur every one year.

While our executive compensation programs are designed to promote a long-term connection between pay and performance, our Board recognizes that executive compensation disclosures are made annually. Stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

Advisory Vote

Stockholders are not ultimately voting to approve or disapprove our Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on us. Our Board will consider the outcome of the vote when making decisions regarding the frequency of future advisory votes on executive compensation. Our Board may in the future decide to conduct advisory votes on a more or less frequent basis than the alternative selected by our stockholders based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY “ONE YEAR”.

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Proposal 5 — Approval of the Amendment and Restatement of the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan

Overview

We are asking stockholders to approve an amendment and restatement of the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan. On March 29, 2023, upon recommendation by the Compensation Committee, the Board approved and adopted, subject to the approval of the Company’s stockholders at the Annual Meeting, the amendment and restatement of the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan. In this proposal, we refer to the original ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan as the “2020 Equity Plan,” and we refer to the amended and restated ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan as the “Amended 2020 Plan.”

The Company’s stockholders approved the 2020 Equity Plan, which succeeded the ACI Worldwide, Inc. 2005 Equity and Performance Incentive Plan (the “2005 Plan”) and the ACI Worldwide, Inc. 2016 Equity and Performance Incentive Plan (the “2016 Plan,” and, together with the 2005 Plan, the “Predecessor Plans”). No further grants may be made under the Predecessor Plans.

The Amended 2020 Plan affords the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants or other service providers to the Company and its subsidiaries, and non-employee directors of the Company. You are being asked to approve the Amended 2020 Plan.

Stockholder approval of the Amended 2020 Plan would primarily make available for awards under the Amended 2020 Plan an additional 4,960,000 shares of Common Stock, par value $0.005 per share, of the Company (“Common Shares”), as described below and in the Amended 2020 Plan, with such amount subject to adjustment, including under the share counting rules.

The Board recommends that you vote to approve the Amended 2020 Plan. If the Amended 2020 Plan is approved by stockholders at the Annual Meeting, it will be effective as of the day of the Annual Meeting, and future grants will be made on or after such date under the Amended 2020 Plan. If the Amended 2020 Plan is not approved by our stockholders, then it will not become effective, no awards will be granted under the Amended 2020 Plan, and the 2020 Equity Plan will continue in accordance with its terms as previously approved by our stockholders.

The actual text of the Amended 2020 Plan is attached to this proxy statement as Appendix B. The following description of the Amended 2020 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix B.

Why We Recommend That You Vote for this Proposal

The Amended 2020 Plan continues to authorize the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, Common Shares, for the purpose of providing our non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants and other service providers of the Company and its subsidiaries, incentives and rewards for service and/or performance. Some of the key features of the Amended 2020 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

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We believe our future success continues to depend in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended 2020 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The use of Common Shares as part of our compensation program is also important because equity-based awards continue to be an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

In 2020, the Company’s stockholders approved 6,658,754 Common Shares, minus the number of Common Shares subject to awards granted under the Predecessor Plans between April 16, 2020 and June 9, 2020, to be used for awards under the 2020 Equity Plan. As of March 31, 2023, 5,052,715 Common Shares remained available under the 2020 Equity Plan. If the Amended 2020 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized.

The following includes aggregated information regarding our view of the overhang and dilution associated with the Predecessor Plans and the 2020 Equity Plan, and the potential dilution associated with the Amended 2020 Plan. This information is as of March 31, 2023. As of that date, there were approximately 108,317,168 Common Shares outstanding:

Common Shares Subject to Outstanding Awards and Available for Future Awards:

•

Total Common Shares subject to outstanding full-value awards (restricted stock, RSUs and performance shares based on maximum performance): 1,837,769 shares (approximately 1.70% of our outstanding Common Shares);

•

Total Common Shares subject to outstanding stock options: 1,211,613 shares (approximately 1.12% of our outstanding Common Shares) (outstanding stock options have a weighted average exercise price of $19.01 and a weighted average remaining term of 2.46 years);

•	In summary, total Common Shares subject to outstanding awards, as described above (full-value awards and stock options): 3,049,382 shares (approximately 2.82% of our outstanding Common Shares); and

•	Total Common Shares available for future awards under the 2020 Equity Plan: 5,052,715 shares (approximately 4.66% of our outstanding Common Shares).

Proposed Common Shares Available for Awards Under the Amended 2020 Plan:

•

4,960,000 additional Common Shares (approximately 4.58% of our outstanding Common Shares, which percentage reflects the simple dilution of our stockholders that would occur if the Amended 2020 Plan is approved), subject to adjustment, including under the share counting rules of the Amended 2020 Plan; and

•

The total Common Shares subject to outstanding awards as described above as of March 31, 2023 (3,049,382 shares), plus the Common Shares remaining available for future awards under the 2020 Equity Plan as of such date (5,052,715 shares), plus the proposed additional Common Shares available for future awards under the Amended 2020 Plan (4,960,000 shares), represent an approximate total overhang of 13,062,097 shares (12.06% of our Common Shares) under the Amended 2020 Plan.

Based on the closing price on the NASDAQ Global Select Market for our Common Shares on March 31, 2023 of $26.98 per share, the aggregate market value as of March 31, 2023 of the up to 4,960,000 new Common Shares requested under the Amended 2020 Plan was $133,820,800.

In fiscal years 2020, 2021, and 2022, we granted awards under the Predecessor Plans and the 2020 Equity Plan covering 2,170,933 shares, 1,365,351 shares, and 2,135,739 shares, respectively. Based on our basic weighted average Common Shares outstanding for those three fiscal years of 116,397,000, 117,407,000, and 113,700,000, respectively, for the three-fiscal-year period 2020-2022, our average burn rate, not taking into account forfeitures, was 1.64% (our individual years’ burn rates were 1.87% for fiscal 2020, 1.16% for fiscal 2021, and 1.88% for fiscal 2022).

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In determining the number of shares to request for approval under the Amended 2020 Plan, our management team worked with the Compensation Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended 2020 Plan.

If the Amended 2020 Plan is approved, we intend to utilize the shares authorized under the Amended 2020 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the Amended 2020 Plan will last for about three years, based on our historic grant rates and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially. As noted below, our Compensation Committee would retain full discretion under the Amended 2020 Plan to determine the number and amount of awards to be granted under the Amended 2020 Plan, subject to the terms of the Amended 2020 Plan, and future benefits that may be received by participants under the Amended 2020 Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

In evaluating this proposal, stockholders should consider all of the information in this proposal and this proxy statement.

Material Changes From The 2020 Equity Plan

The Amended 2020 Plan (1) increases the number of Common Shares available for awards under the 2020 Equity Plan by 4,960,000 shares, (2) correspondingly increases the limit on shares that may be issued or transferred upon the exercise of incentive stock options granted under the 2020 Equity Plan, during its duration (as described below), by 4,960,000 Common Shares, and (3) extends the term of the 2020 Equity Plan until the 10th anniversary of the date of stockholder approval of the Amended 2020 Plan. The Amended 2020 Plan also makes certain other conforming, clarifying or nonsubstantive changes to the terms of the 2020 Equity Plan to implement the Amended 2020 Plan.

We are not seeking to make any other material changes to the terms of the 2020 Equity Plan.

Amended 2020 Plan Highlights

Below are certain highlights of the Amended 2020 Plan. These features of the Amended 2020 Plan are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the Amended 2020 Plan and stockholders’ interests, consistent with sound corporate governance practices:

Reasonable Amended 2020 Plan Limits. Generally, awards under the Amended 2020 Plan are limited to 11,618,754 Common Shares (consisting of 6,658,754 Common Shares that were approved by stockholders in 2020 and 4,960,000 Common Shares to be approved by stockholders in 2023) minus, as of June 9, 2020, one Common Share for every Common Share subject to an award granted under the Predecessor Plans between April 16, 2020 and June 9, 2020. These shares may be shares of original issuance or treasury shares, or a combination of the two.

Non-Employee Director Compensation Limit. The Amended 2020 Plan provides that in no event will any non-employee director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

Other Limits. The Amended 2020 Plan also provides that, subject as applicable to adjustment and the applicable Common Shares counting provisions as described in the Amended 2020 Plan, the aggregate number of Common Shares actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 11,618,754 Common Shares.

Share Recycling Provisions. Subject to certain exceptions described in the Amended 2020 Plan, if any award granted under the Amended 2020 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the Amended 2020 Plan. Additionally, if after April 16, 2020, any Common Shares subject to

2023 PROXY STATEMENT  33

an award granted under a Predecessor Plan are forfeited, or an award granted under a Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled in cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the Amended 2020 Plan. Notwithstanding anything else in the Amended 2020 Plan, the following share recycling rules apply under the Amended 2020 Plan:

•

Common Shares withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the Amended 2020 Plan or a Predecessor Plan will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the Amended 2020 Plan;

•

Common Shares withheld by us, tendered or otherwise used to satisfy tax withholding with respect to awards (other than as described in the next bullet) will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the Amended 2020 Plan;

•

Common Shares withheld by us, tendered or otherwise used prior to the 10th anniversary of the date of stockholder approval of the Amended 2020 Plan to satisfy tax withholding with respect to awards other than stock options or SARs granted under the Amended 2020 Plan or a Predecessor Plan will be added back to the aggregate number of Common Shares available under the Amended 2020 Plan;

•

Common Shares subject to a share-settled SAR that are not actually issued in connection with the settlement of such SAR on exercise will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the Amended 2020 Plan;

•

Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the Amended 2020 Plan; and

•

If a participant elects to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of shares available under the Amended 2020 Plan.

No Repricing Without Stockholder Approval. Outside of certain corporate transactions or adjustment events described in the Amended 2020 Plan or in connection with a “change in control,” the exercise or base price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without stockholder approval under the Amended 2020 Plan.

Change in Control Definition. The Amended 2020 Plan includes a non-liberal definition of “change in control,” which is described below.

Exercise or Base Price Limitation. The Amended 2020 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the Amended 2020 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a Common Share on the date of grant.

Dividends and Dividend Equivalents. The Amended 2020 Plan provides that dividends and dividend equivalents on Amended 2020 Plan awards will generally be deferred until, and paid contingent upon, the vesting or earning of such awards. The Amended 2020 Plan does not allow for dividends or dividend equivalents on stock options or SARs.

Clawback Provisions. The Amended 2020 Plan provides that awards under the Amended 2020 Plan may be made subject to a clawback policy of the Company or otherwise provide for recoupment by the Company in the event that a grantee engages in detrimental activity, as provided in the documents governing the awards or the applicable clawback policy.

Summary of Other Material Terms of the Amended 2020 Plan

Administration. The Amended 2020 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the Amended 2020 Plan. However, at the discretion of the Board, the Amended 2020 Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Compensation Committee. References to the “Committee” in this proposal refer to the Compensation Committee, such other committee designated by the Board, or the full Board, as applicable. The Committee

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may from time to time delegate all or any part of its authority under the Amended 2020 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the Amended 2020 Plan, or of any agreement, notification or document evidencing the grant of awards under the Amended 2020 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. To the extent permitted by law and in compliance with applicable legal requirements, the Committee may by resolution, subject to certain restrictions set forth in the Amended 2020 Plan, authorize one or more officers of the Company to authorize the granting or sale of awards under the Amended 2020 Plan on the same basis as the Committee. However, the Committee may not delegate such authority to officers for awards granted to such officers, or to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act of 1934. The Committee is authorized to take appropriate action under the Amended 2020 Plan subject to the express limitations contained in the Amended 2020 Plan.

Eligibility. Any person who is selected by the Committee to receive benefits under the Amended 2020 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the Amended 2020 Plan. In addition, certain persons (including consultants) who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the Amended 2020 Plan. As of March 31, 2023, the Company and its subsidiaries had approximately 3,294 employees and 1,235 consultants, and the Company had seven non-employee directors. The basis for participation in the Amended 2020 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.

Shares Available for Awards under the Amended 2020 Plan. Subject to adjustment as described in the Amended 2020 Plan and the Amended 2020 Plan share counting rules, the number of Common Shares available under the Amended 2020 Plan for awards of:

•	stock options or SARs;

•	restricted stock;

•	RSUs;

•	performance shares or performance units;

•	other share-based awards under the Amended 2020 Plan; or

•	dividend equivalents paid with respect to awards under the Amended 2020 Plan;

will not exceed, in the aggregate, 11,618,754 Common Shares (consisting of 6,658,754 Common Shares that were approved by stockholders in 2020 and 4,960,000 Common Shares to be approved by stockholders in 2023) minus, as of June 9, 2020, one Common Share for every Common Share subject to an award granted under the Predecessor Plans between April 16, 2020 and June 9, 2020, plus any Common Shares that become available under the Amended 2020 Plan as a result of forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of awards.

Share Counting. Generally, the aggregate number of Common Shares available under the Amended 2020 Plan will be reduced by one Common Share for every one Common Share subject to an award granted under the Amended 2020 Plan. Additionally, if after April 16, 2020, any Common Shares subject to an award granted under a Predecessor Plan are forfeited, or an award granted under a Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the Amended 2020 Plan.

Types of Awards Under the Amended 2020 Plan. Pursuant to the Amended 2020 Plan, the Company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted stock, RSUs, performance shares, performance units, and certain other awards based on or related to our Common Shares.

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Generally, each grant of an award under the Amended 2020 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the Amended 2020 Plan. A brief description of the types of awards which may be granted under the Amended 2020 Plan is set forth below.

Stock Options. A stock option is a right to purchase Common Shares upon exercise of the stock option. Stock options granted to an employee under the Amended 2020 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a Common Share on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of Common Shares subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable. Stock options may provide for continued vesting or the earlier vesting of such stock options, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.

Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of Common Shares owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold Common Shares otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the Amended 2020 Plan may not provide for dividends or dividend equivalents.

SARs. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Common Shares on the date of exercise.

Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable. SARs may provide for continued vesting or the earlier vesting of such SARs, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, Common Shares or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a Common Share on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the Amended 2020 Plan may not provide for dividends or dividend equivalents.

Restricted Stock. Restricted stock constitutes an immediate transfer of the ownership of Common Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per Common Share on the date of grant.

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Restricted stock may provide for continued vesting or the earlier vesting of such restricted stock, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.

Any grant of restricted stock may specify management objectives regarding the vesting of the restricted stock. Any grant of restricted stock may require that any and all dividends or distributions paid on restricted stock that remains subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock.

RSUs. RSUs awarded under the Amended 2020 Plan constitute an agreement by the Company to deliver Common Shares, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our Common Shares on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of the retirement, death, disability or termination or employment of service of a participant or in the event of a change in control.

During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Shares deliverable upon payment of the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional Common Shares, but dividend equivalents or other distributions on Common Shares underlying the RSUs will be deferred until and paid contingent upon vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, Common Shares or any combination of the two.

Performance Shares, Performance Units and Cash Incentive Awards. Performance shares, performance units and cash incentive awards may also be granted to participants under the Amended 2020 Plan. A performance share is a bookkeeping entry that records the equivalent of one Common Share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award.

The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control. Each grant will specify the time and manner of payment of performance shares, performance units or a cash incentive award that has been earned.

Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.

Other Awards. Subject to applicable law and applicable share limits under the Amended 2020 Plan, the Committee may grant to any participant Common Shares or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or

2023 PROXY STATEMENT  37

exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee. Common Shares delivered under such an award in the nature of a purchase right granted under the Amended 2020 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the Amended 2020 Plan. The Committee may also authorize the grant of Common Shares as a bonus, or may authorize the grant of Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Amended 2020 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.

The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the Other Awards wish respect to which such dividends or dividend equivalents are paid.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.

Change in Control. The Amended 2020 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee in an Evidence of Award, a change in control will be deemed to have occurred upon the occurrence (after June 9, 2020) of any of the following events (subject to certain exceptions and limitations and as further described in the Amended 2020 Plan): (1) an individual, entity or group becomes the beneficial owner of 20% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; (2) individuals who, as of June 9, 2020, constitute the Board cease to constitute a majority of the Board, unless their replacements are approved as described in the Amended 2020 Plan; (3) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries; or (4) approval by the stockholders of a complete liquidation or dissolution of the Company.

Management Objectives. The Amended 2020 Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the Amended 2020 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards.

Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

Transferability of Awards. Except as otherwise provided by the Committee, and subject to the terms of the Amended 2020 Plan with respect to Section 409A of the Code, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the Amended 2020 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the Amended 2020 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

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The Committee may specify on the grant date that all or part of the Common Shares that are subject to awards under the Amended 2020 Plan will be subject to further restrictions on transfer, including minimum holding periods.

Adjustments; Corporate Transactions. The Committee will make or provide for such adjustments in: (1) the number of and kind of Common Shares covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the Amended 2020 Plan; (2) if applicable, the number of and kind of Common Shares covered by Other Awards granted pursuant to the Amended 2020 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the Amended 2020 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the number of Common Shares available under the Amended 2020 Plan and the share limits of the Amended 2020 Plan as the Committee in its sole discretion may in good faith determine to be appropriate to reflect such transaction or event. However, any adjustment to the limit on the number of Common Shares that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing. Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The Amended 2020 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.

Detrimental Activity and Recapture. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or forfeiture and repayment to us of any gain related to an award, or include other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee or the Board from time to time or as required by applicable law or any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any Common Shares issued under and/or any other benefit related to an award, or include other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or the Board or under Section 10D of the Exchange Act and/or any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

Grants to Non-U.S. Based Participants. In order to facilitate the making of any grant or combination of grants under the Amended 2020 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended 2020 Plan (including sub-plans) (to be

2023 PROXY STATEMENT  39

considered a part of the Amended 2020 Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the Amended 2020 Plan as then in effect unless the Amended 2020 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Withholding. To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the Amended 2020 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Shares, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold Common Shares having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, Common Shares having a value equal to the amount required to be withheld or by delivering to us other Common Shares held by such participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to the Amended 2020 Plan exceed the minimum amount required to be withheld, unless such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of stock options.

No Right to Continued Employment. The Amended 2020 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the Amended 2020 Plan. The 2020 Equity Plan became effective on June 9, 2020. The Amended 2020 Plan will become effective on the date it is approved by the Company’s stockholders.

Amendment and Termination of the Amended 2020 Plan. The Board generally may amend the Amended 2020 Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the Amended 2020 Plan) (1) would materially increase the benefits accruing to participants under the Amended 2020 Plan, (2) would materially increase the number of securities which may be issued under the Amended 2020 Plan, (3) would materially modify the requirements for participation in the Amended 2020 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the NASDAQ Global Select Market, or, if the Common Shares are not traded on the NASDAQ Global Select Market, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the Amended 2020 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the Amended 2020 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the Amended 2020 Plan, and including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the Amended 2020 Plan or waive any other limitation or requirement under any such award.

The Board may, in its discretion, terminate the Amended 2020 Plan at any time. Termination of the Amended 2020 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the Amended 2020 Plan on or after the tenth anniversary of the date stockholders approve the Amended 2020 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the Amended 2020 Plan.

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Allowances for Conversion Awards and Assumed Plans. Common Shares issued or transferred under awards granted under the Amended 2020 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other Amended 2020 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended 2020 Plan, under circumstances further described in the Amended 2020 Plan, but will not count against the aggregate share limit or other Amended 2020 Plan limits described above.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended 2020 Plan because the grant and actual settlement of awards under the Amended 2020 Plan are subject to the discretion of the plan administrator.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended 2020 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended 2020 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the restricted stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Performance Units and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received.

Nonqualified Stock Options. In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•

at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If Common Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

2023 PROXY STATEMENT  41

If Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company and its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

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Awards Granted to Certain Persons

The table below shows the number of awards granted under the 2020 Equity Plan to the named executive officers and the other individuals and groups indicated below since its inception through March 31, 2023.

ACI WORLDWIDE, INC. 2020 EQUITY AND INCENTIVE COMPENSATION PLAN(1)

Name and Position / Group	Number of Common Shares Subject to RSUs	Number of Common Shares Subject to Stock Options	Number of Common Shares Subject to Performance Shares Awards

Named Executive Officers:

Odilon Almeida, former President and Chief Executive Officer	147,303	-	413,060

Scott W. Behrens, Chief Financial Officer	74,050	-	111,864

Ram K. Puppala, Chief Technology Officer	46,603	-	44,196

Alessandro Silva, Chief Revenue Officer	50,061	-	13,956

Deborah L. Guerra, Chief Product Officer	26,350	-	19,362

Evanthia Aretakis, former Chief Revenue Officer	52,844	-	79,770

Jeremy M. Wilmot, former Chief Product Officer	38,603	-	58,258

Thomas W. Warsop, III, interim President and Chief Executive Officer	24,944	-	-

All current executive officers, as a group	460,758	-	740,466

All current non-employee directors as a group	156,934	-	-

Each nominee for election as a director

Janet O. Estep	24,944	-	-

James C. Hale III	24,944	-	-

Mary P. Harman	16,107	-	-

Charles E. Peters, Jr.	24,944	-	-

Adalio T. Sanchez	24,944	-	-

Thomas W. Warsop, III	24,944	-	-

Samir M. Zabaneh	16,107	-	-

Each associate of any of the foregoing	-	-	-

Each other person who received at least 5% of all awards	-	-	-

All employees, including all current officers who are not executive officers, as a group(2)	592,748	-	740,466

(1)	Amounts in certain rows of this table are duplicative of amounts in other rows, because certain grantees are included in more than one category.
(2)	Excludes RSUs granted to Mr. Warsop in connection with his service as a non-employee director, which RSUs are reflected in other rows of this table.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Shares under the Amended 2020 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended 2020 Plan by our stockholders.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ACI WORLDWIDE, INC. 2020 EQUITY AND INCENTIVE COMPENSATION PLAN.

2023 PROXY STATEMENT  43

Information Regarding Security Ownership

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2023 by (i) each of our directors, (ii) each of our Named Executive Officers (as defined in the “Compensation Discussion and Analysis” below), (iii) all of our executive officers and directors as a group, and (iv) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock. The percentages in these tables are based on 108,317,168 outstanding shares of common stock as of March 31, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options held by that person that will be exercisable within 60 days of March 31, 2023 and shares underlying other equity awards that will vest within 60 days of March 31, 2023 are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The following table does not include shares underlying rTSR Performance Share Awards (as defined below) that are subject to vesting to the extent that performance objectives are achieved. No family relationships exist among our directors and executive officers.

Beneficial Owner(1)	Number of Shares Directly Owned	Number of Shares Subject to Currently Exercisable Options or Which May be Acquired Within 60 Days(2)	Total Shares Beneficially Owned	Percent
5% Stockholders:
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	15,839,352	-	15,839,352	14.6%
The Vanguard Group, Inc.(4) 100 Vanguard Blvd Malvern, PA 19355	11,465,877	-	11,465,877	10.6%
Franklin Mutual Advisers, LLC(5) 101 John F Kennedy Parkway, #5 Short Hills, NJ 0778	7,964,456	-	7,964,456	7.4%
AllianceBernstein L.P. (6) 1345 Avenue of the Americas New York, NY 10105	6,398,312		6,398,312	5.9%
Named Executive Officers and Directors:
Odilon Almeida(7)	123,218	-	123,218	*
Scott W. Behrens	335,635	270,361	605,996	*
Ram Puppala	16,594	-	16,594	*
Alessandro Silva	8,018	2,417	10,435
Deborah L. Guerra	15,427	1,128	14,928
Evanthia Aretakis	96,600	-	96,600	*
Jeremy M. Wilmot	51,271	142,942	194,213	*
Thomas W. Warsop, III(8)	66,427	-	66,427	*
Janet O. Estep	48,933	-	48,933	*
James C. Hale III	64,251	-	64,251	*
Mary P. Harman	6,440	-	6,440	*
Didier R. Lamouche	6,440	-	6,440	*
Charles E. Peters, Jr.	65,927	-	65,927	*
Adalio T. Sanchez(9)	67,555	-	67,555	*
Samir M. Zabaneh	6,440	-	6,440	*
All Directors and Executive Officers as a group (15 Persons)	979,176	419,848	1,394,397	1.3%

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*	Less than 1% of the outstanding shares of our common stock.
(1)	The address for all of our directors, director nominees and executive officers is the address of ACI’s office located at 2811 Ponce de Leon Blvd, PH 1, Coral Gables, Florida 33134.
(2)

Includes shares issuable upon exercise of vested stock options as of 60 days following March 31, 2023 and shares underlying other equity awards that will vest within 60 days of March 31, 2023 (May 30, 2023).

(3)

Represents shares beneficially owned by BlackRock, Inc., or BlackRock, based on a Schedule 13G/A filed with the SEC on January 26, 2023, which contained information as of December 31, 2022. According to the Schedule 13G/A, BlackRock has sole voting power over 15,337,105 shares and has sole dispositive power over 15,839,352 shares.

(4)

Represents shares beneficially owned by The Vanguard Group, Inc., or Vanguard, based on a Schedule 13G/A filed with the SEC on April 10, 2023, which contained information as of March 31, 2023. According to the Schedule 13G/A, Vanguard has shared voting power with respect to 190,551 shares, sole dispositive power with respect to 11,160,466 shares and shared dispositive power with respect to 305,411 shares.

(5)

Represents shares beneficially owned by Franklin Mutual Advisers, LLC, or FMA, based on a Schedule 13G/A filed with the SEC on January 30, 2023, which contained information as of December 31, 2022. According to the Schedule 13G/A, FMA is an indirect wholly owned subsidiary of Franklin Resources, Inc. (“FRI”). When an investment management contract (including a sub-advisory agreement) delegates to FMA investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FMA as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FMA reports that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement. As a result, FMA may be deemed to be the beneficial owner of the securities reported hereby.

(6)

Represents shares beneficially owned by AllianceBernstein L.P. based on a Schedule 13G filed with the SEC on February 13, 2023, which contained information as of December 31, 2022. According to the Schedule 13G, AllianceBernstein L.P. has sole voting power over 5,575,632 shares, sole dispositive power with respect to 6,278,550 shares and shared dispositive power with respect to 119,762 shares. According to the Schedule 13G, AllianceBernstein L.P. is a majority owned subsidiary of Equitable Holdings, Inc. (“EQH”). AllianceBernstein L.P. operates under independent management and makes independent decisions from EQH and its respective subsidiaries, and EQH calculates and reports beneficial ownership separately from AllianceBernstein L.P.

(7)	Odilon Almeida’s employment terminated as President & CEO of ACI Worldwide, Inc. effective on November 7, 2022. Represents shares directly owned as of March 13, 2023 as confirmed Mr. Almeida.
(8)

Thomas W. Warsop was a director and the non-executive Chair of the Company’s Board of Directors which ceased with his appointment to interim President & CEO of the Company on November 7, 2022. This amount reflects stock awards that he earned as a director and Chair of the Board through such date.

(9)	Represents shares held by trusts for which Mr. Sanchez is the sole settlor, trustee and annuitant.

2023 PROXY STATEMENT  45

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2022, certain information related to our compensation plans under which shares of our common stock are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,429,005(1)	$19.00(2)	7,061,664(3)
Equity compensation plans not approved by security holders	—	—	—
Total	4,429,005(1)	$19.00(2)	7,061,664(3)

(1)

This number reflects shares reserved for issuance in connection with outstanding options, restricted share units and performance share awards under our 2005, 2016 and 2020 Equity Plans outstanding as of December 31, 2022, assuming maximum performance achievement with respect to performance-based awards (as a result, this aggregate reported number may overstate actual dilution).

(2)

Represents the weighted average exercise price of options outstanding under the 2005 and 2016 Equity Plans. The weighted average exercise price does not take restricted share units and performance share awards into account.

(3)

Of these shares, as of December 31, 2022, 2,269,748 remained available for future issuance under our 2017 Employee Stock Purchase Plan and 4,791,916 remained available for future issuance under our 2020 Equity Plan. All of the shares available under the 2020 Equity Plan are available for issuance other than upon the exercise of options, warrants or rights.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2022. It also provides an overview of our executive compensation philosophy, core principles and objectives. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation decisions for our executive officers, including the Named Executive Officers (as defined below), for 2022, including the key factors that the Compensation Committee considered in determining their compensation.

Our named executive officers (“Named Executive Officers,” or “NEOs”) for fiscal 2022 who are still serving as executive officers are:

•	Thomas W. Warsop, III, our Interim Chief Executive Officer (“Interim CEO”)

•	Scott W. Behrens, our Chief Financial Officer (our “CFO”)

•	Ram K. Puppala, our Chief Technology Officer (our “CTO”)

•	Alessandro Silva, our Chief Revenue Officer (our “CRO”)

•	Deborah L. Guerra, our Chief Product Officer (our “CPO”)

Our NEOs for fiscal 2022 who have departed the Company are:

•	Odilon Almeida, our former President and Chief Executive Officer (“Former CEO”)

•	Evanthia Aretakis, our former Chief Revenue Officer (“Former CRO”)

•	Jeremy M. Wilmot, our former Chief Product Officer (“Former CPO”)

Leadership Transitions During 2022

The following leadership transitions occurred during fiscal 2022:

•

On May 6, 2022, Ms. Aretakis resigned and ceased serving as our CRO and as an officer of the company. Mr. Silva, formerly Executive Vice President – Head of International Markets, became our CRO immediately thereafter.

•

On July 5, 2022, Mr. Wilmot resigned and ceased serving as our CPO and as an officer of the company, but continued to serve as Special Advisor to the CEO until March 31, 2023. Ms. Guerra, who heads the Company’s Merchant segment, became our CPO immediately after Mr. Wilmot ceased serving in that role.

•

On November 7, 2022, Mr. Almeida’s employment terminated as President and Chief Executive Officer of the Company. Immediately thereafter, Mr. Warsop, formerly the non-executive Chair of the Board, was appointed as Interim CEO and is expected to continue in that role until a permanent CEO is identified. The Board immediately commenced a search process to identify our next CEO.

Executive Summary

In 2022, to continue our ongoing outreach to our stockholders, we reached out to stockholders representing more than 60% of our outstanding shares. In 2023, we are continuing with our outreach to our stockholders.

ACI’s performance in 2022 was highlighted by growth in revenue and net income compared to 2022:

Financial Results	• Revenue up 4% from 2021 • Net income up 11% from 2021

2023 PROXY STATEMENT  47

2022 compensation highlights for our Named Executive Officers are as follows:

Compensation Element	2022 Highlights

Interim CEO Compensation

• Prior to his appointment as Interim CEO, Mr. Warsop was eligible for compensation for his service as a non-employee member of the Board.

• Following Mr. Warsop’s appointment as Interim CEO, given the temporary and transitional nature of his role, Mr. Warsop is compensated at a rate of $325,000 per month (prorated for November 2022) and is eligible for a $325,000 discretionary bonus at the end of his service as interim CEO based upon performance criteria to be agreed upon. Mr. Warsop does not receive any equity compensation in his role as Interim CEO and he will not receive compensation for his role as a director while serving as interim CEO, though his outstanding equity awards will continue to vest.

Former CEO Severance

• Because Mr. Almeida’s departure was considered an involuntary termination without “cause”, he was entitled to severance under his existing severance agreement, which was subject to Mr. Almeida’s execution and non-revocation of a customary release of claims in favor of the Company, as well as his compliance within certain customary confidentiality, non-competition and employee and customer non-solicitation restrictive covenants. In addition, we entered into a transition services agreement with Mr. Almeida covering the remainder of the month of November 2022.

2022 Base Salary

• Our Former CEO received a 3.7% base salary increase.

• Our CFO received a 5.6% base salary increase.

• Our CRO received a 13.5% base salary increase, due in part to his appointment to Chief Revenue Officer.

• Our CPO received a 6.6% base salary increase, due in part to her appointment to Chief Product Officer.

2022 ACI Short-Term Incentive Plan (“STIP”)	• The payout percentage for Company performance under the 2022 STIP program was 94% of target.

2022 Long Term Incentive Plan (“LTIP”)

• Our Former CEO received long-term equity awards with (i) 65% of the target total grant value allocated to performance shares based on relative total shareholder return (“rTSR Performance Share Awards” or “PSA”, which vest, if at all, based on ACI’s total stockholder return for a three-year performance period versus the S&P MidCap 400 Index, and (ii) the other 35% allocated to Restricted Stock Units (“RSUs”) that generally vest ratably over a three-year period of continued service.

• Our Named Executive Officers, other than our Former CEO and our Interim CEO, received initial long-term equity awards with (i) 50% of the target total grant value allocated to rTSR Performance Share Awards and (ii) 50% allocated to RSUs that generally vest ratably over a three-year period.

• In connection with their appointments, our CRO and CPO received an additional long-term equity award of RSUs that vest quarterly over a three-year period.

• The aggregate target grant date value of the 2022 annual LTIP awards for our Former CEO was approximately $7.5 million, and the aggregate target grant date value of the 2022 annual LTIP awards for our other Named Executive Officers (other than our Interim CEO) ranged from approximately $800,000 – $2,600,000.

Special Advisor Compensation for Former CPO

• During his service as Special Advisor to the CEO, Mr. Wilmot (1) received a salary of $7,600 for 40 hours worked monthly, (2) received an additional $190 per hour worked in excess of 40 hours monthly, (3) remained eligible to receive an award under the Company’s 2022 STIP, (4) continued to vest in his outstanding equity-based awards in accordance with their terms, and (5) remained eligible for benefits available to part-time employees.

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Stockholder Input on Executive Compensation Program

2022 Say-on-Pay Vote

At our 2022 annual meeting, our stockholders approved our named executive officer compensation with approximately 96.7% of the votes cast in favor of our proposal. For 2020 and 2021, we received 96.5% and 97.0%, respectively, of the votes cast in favor of our proposal. Based on the continued high level of approval, the Compensation Committee determined that no significant changes were needed to the executive compensation program.

Stockholder Engagement and Feedback

The Compensation Committee is committed to stockholder engagement. We carefully consider feedback from our stockholders regarding our executive compensation program through our annual say-on-pay vote, as well as through our communications with stockholders throughout the year. Our stockholders are invited to express their views to the Compensation Committee as described under “Stockholder Communications with our Board” below.

Consistent with the practice we adopted in 2018, in 2022, we conducted our annual stockholder outreach. In 2022, we reached out to stockholders representing over 60% of our outstanding shares at the time. The purpose of the outreach was to discuss our executive compensation programs and elicit each stockholder’s feedback as to what we are doing well and suggestions to what we can improve. Based on the feedback from our 2022 outreach, we do not believe that the stockholders had significant concerns with the current executive compensation program. In 2023, we plan to continue our annual outreach.

Frequency of Say-on-Pay Vote

Every six years, we are required to conduct a non-binding stockholder advisory vote on the frequency of future say-on-pay votes. At our 2017 Annual Meeting of Stockholders, the highest number of votes was cast for conducting annual say-on pay votes. In light of this result and other factors considered, our Board has determined that we will hold annual say-on-pay votes. We are conducting our next required vote on the frequency of the say-on-pay votes at our 2023 Annual Meeting of Stockholders. The Board’s recommendation in this Proxy Statement is to continue to have annual say-on-pay votes.

Pay-for-Performance Alignment

Underlying our executive compensation program is a strong belief in promoting a pay-for-performance culture. As a result, the Compensation Committee designs the target total direct compensation of our executive officers, including our Named Executive Officers, so that a significant portion of each executive officer’s overall compensation opportunity is linked to our annual financial performance through our annual incentive plan and our long-term relative total shareholder return through performance-based equity awards. In addition, the Compensation Committee seeks to set challenging thresholds and target performance levels for each of the metrics used in our incentive compensation plans to help ensure that the amounts earned are based upon outstanding performance as measured against pre-established financial, operational and strategic objectives.

At-Risk Incentives Align Executive Officer and Stockholder Interests

The pay mix of the target total direct compensation for our Former CEO (who served in that role for most of 2022) and our other Named Executive Officers (other than our Interim CEO) for 2022 reflects this pay-for-performance design:

*	Excludes Interim CEO, and pay mix excludes special promotion RSU awards for our CRO and CPO.

2023 PROXY STATEMENT  49

Executive Compensation-Related Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. The following summarizes our executive compensation and related governance policies and practices:

What We Do

• Use a Pay-for-Performance Philosophy	A significant portion of our Named Executive Officers’ compensation (and, for 2022, approximately 63% of our Former CEO’s compensation) is directly linked to our performance; we also structure their target total direct compensation with a significant long-term equity component, thereby making a substantial portion of each Named Executive Officer’s target total direct compensation dependent upon our stock price and/or total shareholder return.

• Performance-Based Equity Awards	Our Former CEO and our other Named Executive Officers (other than the Interim CEO) received performance-based equity awards. In 2022, approximately 65% of our Former CEO’s and approximately 50% of our other Named Executive Officer’s (other than the Interim CEO’s) regular annual long-term incentive awards consisted of rTSR Performance Share Awards.

• “Double-Trigger” Change in Control Arrangements	Our change in control compensation arrangements include a “double- trigger” provision that requires both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid. All outstanding unvested equity awards, and it is our expectation that all future equity awards will, have a “double- trigger” provision.

• Maintain an Independent Compensation Committee	The Compensation Committee consists solely of independent directors.

• Compensation Recovery (“Clawback”) Policy	We have a policy providing for the recovery of annual cash incentive compensation and any equity awards from our CEO and other executive officers (including our other Named Executive Officers) if (i) we restate our financial statements due to a material noncompliance with federal securities laws due in whole or in part to an employee, or (ii) it is determined that an employee has engaged in misconduct in the course of his or her employment.

• Stock Ownership Guidelines	We maintain stock ownership guidelines for our CEO, our other executive officers, and the non-employee members of our Board.

• Conduct an Annual Stockholder Advisory Vote on Named Executive Officer Compensation	We conduct an annual stockholder advisory vote on the compensation of our Named Executive Officers.

• Retain an Independent Compensation Advisor	The Compensation Committee has engaged its own independent compensation advisor to provide information, analysis, and other advice on executive compensation independent of management.

• Annual Compensation Review	The Compensation Committee conducts an annual review of our compensation strategy, including a review of our compensation used for comparative purposes.

• Annual Compensation-Related Risk Assessment	The Compensation Committee regularly reviews our compensation-related risk profile.

• Succession Planning	We have robust succession planning and executive assessment processes to ensure succession plans are in place.

• Balanced Time Horizon for Incentive Compensation	We have a balance of time horizons for our incentive awards, including an annual cash incentive compensation plan, a three-year performance period for our LTIP performance share awards and a three-year vesting period for our RSU awards.

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What We Don’t Do

• No Special Retirement Plans	We do not currently offer pension arrangements or retirement plans to our executive officers other than the section 401(k) retirement plan that is available to all U.S. employees, although we do provide our executives with the ability to defer a portion of their compensation to be paid at the end of their services with us.

• No Guaranteed Bonuses	We do not provide guaranteed bonuses to our executive officers, except for new hire sign on bonuses to assist in attracting key executives.

• No Stock Option Re-Pricing	Our equity compensation plan does not permit stock options or stock appreciation rights to be repriced to a lower exercise or strike price without the approval of our stockholders.

• No “Single Trigger” Change in Control Arrangements	We do not provide cash severance solely upon a change in control of the Company. All equity awards are subject to double trigger vesting acceleration.

• No Significant Perquisites or Other Personal Benefits	In 2022, we did not provide our executive officers with any perquisites or other personal benefits that are not available to our employees generally, except for an annual executive health check-up introduced in 2022.

• No Excise Tax Payments on Future Post-Employment Compensation Arrangements	We do not provide any excise tax reimbursement payments (including “gross-ups”) with respect to payments or benefits contingent upon a change in control of the Company. We amended all agreements to remove these provisions in 2016.

• No Hedging	We prohibit our employees, including our executive officers, and the non-employee members of our Board from engaging in short sales and certain derivative transactions relating to our securities.

• No Special Welfare or Health Benefits	Except for an annual executive health check-up introduced in 2022, we do not provide our executive officers with any welfare or health benefit programs, other than participation on the same basis as our full-time employees in the employee programs that are standard in our industry sector.

• No Dividends or Dividend Equivalents Payable on Unvested Equity Awards	We do not pay dividends or dividend equivalents on unvested equity awards.

• No Pledging	Current awards granted under our equity plans provide that they may not be sold, exchanged, assigned, transferred, pledged, encumbered, or otherwise disposed of by the grantee until they become vested.

• Limited Contractual Vesting Acceleration	We have no contractual acceleration of vesting for any outstanding equity, except for these limited, common exceptions: death or long-term disability (or, in some cases, termination without cause or for good reason) of the recipient, or pursuant to “double trigger” change in control benefits.

Compensation Philosophy

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•	Provide compensation and benefit levels that will attract, retain, motivate and reward a highly talented management team within the context of responsible cost management;

•	Establish a direct link between our financial and operational results and achievement of strategic objectives and the compensation of our executive officers; and

•

Align the interests and objectives of our executive officers with those of our stockholders by linking the long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance.

2023 PROXY STATEMENT  51

Compensation Design

Our executive compensation consists of three principal elements: base salary, an annual incentive compensation opportunity under the ACI STIP and long-term compensation opportunities under the LTIP in the form of equity awards that include service-based RSUs and performance-based RSUs measured on relative total shareholder return. In alignment with our pay-for-performance philosophy, a significant portion of our executive officers’ target total direct compensation is “at-risk” and variable in the amount ultimately paid.

We believe that linking a significant portion of our executive officers’ target total direct compensation to challenging performance objectives creates strong incentives for them to achieve our short-term profitability and growth objectives as well as to create sustainable long-term value for our stockholders. We believe that this approach also assists us in attracting talented individuals who are committed to achieving challenging goals with the opportunity to earn superior compensation if they and the Company demonstrate superior results.

Compensation-Setting Process

Role of Compensation Committee

The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers with input from all our independent directors.

The Compensation Committee is responsible for:

•	Overseeing our compensation and benefit plans, policies and programs generally;

•	Managing the process for the annual evaluation of our CEO’s performance on behalf of the Board;

•	Reviewing and proposing the compensation of our CEO to the Board for approval;

•	Reviewing and approving all compensation for our other executive officers, including our other Named Executive Officers;

•	Overseeing and administering our cash and equity compensation plans;

•	Reviewing and overseeing our leadership development and succession plans;

•	Reviewing and approving our post-employment compensation arrangements; and

•	Reviewing and approving this Compensation Discussion and Analysis and our say-on-pay proposals.

The Compensation Committee is also responsible for the periodic review and evaluation of (i) the design and administration of our annual and long-term incentive compensation plans to ensure that they are structured and administered in a manner consistent with our goals and objectives, (ii) our policies and practices relating to the grant of equity awards, (iii) our employee benefits plans and arrangements and (iv), if applicable, our perquisite programs.

The Compensation Committee’s practice of developing and maintaining compensation arrangements that are competitive includes a balance between hiring and retaining the best possible talent and maintaining a reasonable and responsible cost structure. We compete for talent in a highly competitive environment, and our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly qualified executives in this environment.

Role of Our CEO and Management Team

In discharging its responsibilities, the Compensation Committee works with members of our management team, including our CEO. Our CEO evaluates the performance and development of each executive officer (other than himself) and uses these evaluations to provide recommendations to the Compensation Committee for any compensation adjustments for the executive officers (other than himself) to base salaries, target annual incentive compensation opportunities, long-term incentive compensation opportunities in the form of equity awards and other compensation-related matters (such as discretionary cash bonuses and supplemental equity awards). Our management team assists the Compensation Committee by providing

52

information on corporate and individual performance as well as our CEO’s perspective and recommendations on compensation matters. In addition, our management team recommends to the Compensation Committee the performance measures and related target levels for the STIP program (which are typically based on our annual operating plan). The management team also recommends the forms of equity awards for our long-term incentive compensation program.

The Compensation Committee reviews and discusses the CEO’s recommendations as the first step of its process when approving the compensation for our executive officers, including our Named Executive Officers. In addition to our CEO’s recommendations, the Compensation Committee considers a range of other factors, as noted below in the section “Factors Considered in Compensation Deliberations.” Our CEO is not present for any Compensation Committee discussions, and does not make any recommendations, regarding his own compensation.

Compensation Review Cycle

The Compensation Committee conducts an annual review of our executive compensation program, as well as a review of the compensation arrangements for each of our executive officers, including each of our Named Executive Officers, during the fourth quarter of the previous year and the first quarter of each year. During this review, the Compensation Committee evaluates each executive officer’s base salary level, target annual incentive compensation opportunity, target total cash compensation opportunity, long-term incentive compensation opportunity, target total direct compensation and any other compensation-related items. Generally, cash compensation adjustments are effective at the beginning of the year, with equity grants generally made in March after the announcement of the prior year’s financial results. Each fiscal quarter, the Compensation Committee tracks our financial and operational performance and the corresponding projected payments under the STIP program, and the then-current performance of the rTSR Performance Share Awards equity awards previously granted to our CEO and our other executive officers.

Factors Considered in Compensation Deliberations

The CEO, in providing his recommendations to the Compensation Committee on changes to our Named Executive Officer compensation, weighs the various factors noted below. Similarly, the Compensation Committee does not use a single method or measure in approving the target total direct compensation opportunities or each individual compensation element for our executive officers, nor is the weighting of any one factor on the determination of pay components and levels quantifiable in comparison to the other factors. The factors below, which the Compensation Committee considers when approving the amount of each compensation element for our executive officers, including our CEO and our other Named Executive Officers, provide a framework for its compensation decision-making:

•	Our executive compensation program objectives;

•	Our performance against the financial and operational goals and objectives established by the Compensation Committee and our Board;

•	Each individual executive officer’s qualifications, knowledge, skills, experience and tenure relative to other similarly situated executives at the companies in our compensation peer group;

•	The scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;

•

The prior performance of each individual executive officer, based on an assessment of his or her contributions to our overall performance and ability to lead his or her business unit or function and work as part of a team;

•	The potential of each executive officer to contribute to our long-term financial, operational and strategic objectives;

•	The CEO’s compensation relative to that of our executive officers and compensation parity among our executive officers;

•	Our financial performance relative to our peers;

•

The compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data;

•

In the case of long-term incentive compensation, the value of any outstanding vested and unvested equity awards held by each of our executive officers, including the equity awards and other long-term compensation opportunities granted to each executive officer in prior years; and

•	The recommendations provided by our CEO regarding the compensation of our executive officers, as described above.

2023 PROXY STATEMENT  53

These factors provide the framework for decision-making by the Compensation Committee with respect to the compensation of each of our executive officers.

Role of Compensation Consultant

As permitted under its charter, the Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. It directly engages the compensation consultant, which serves at the discretion of the Compensation Committee, and which reviews the terms of the engagement annually.

For 2022, the Compensation Committee retained Compensia, Inc. (“Compensia”), a national independent compensation consulting firm, to serve as its compensation consultant. The Compensation Committee conducted a thorough review of proposals submitted by nationally recognized compensation consultants and through this process selected Compensia to be the consultant. The compensation consultant reported directly, and was directly accountable, to the Compensation Committee, and the Compensation Committee retained the sole authority to retain, terminate and obtain the advice of its compensation consultant at our expense.

The Compensation Committee selected Compensia as its compensation consultant because of the firm’s expertise and reputation and the fact Compensia provided no services to us at the time of selection, had no ties to our management team that could jeopardize their independent status and had strong internal governance policies that help ensure that they would maintain their independence.

During 2022, the compensation consultant regularly attended the meetings of the Compensation Committee (both with and without management present) during the period of its engagement and provided the following services:

•	Consulting with the Compensation Committee chair and other members between Compensation Committee meetings on compensation matters;

•	Assisting on the design of the compensation for our Former CEO and our Interim CEO;

•

Reviewing and updating the compensation peer group used to assess the positioning and competitiveness of our executive and non-employee director compensation programs (non-employee director compensation recommendations are made to the Corporate Governance Committee);

•

Providing competitive market data based on the compensation peer group for our executive officer positions and evaluating how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;

•

Reviewing and analyzing the base salary levels, target annual incentive compensation opportunities, target total cash compensation opportunities, long-term incentive compensation opportunities, and target total direct compensation of our executive officers and other executive positions;

•	Assessing executive compensation trends within our industry, and updating the Compensation Committee on corporate governance and regulatory developments;

•	Reviewing market equity compensation practices, including burn rate, stock compensation expense and overhang;

•

Providing competitive market data based on the compensation peer group regarding the compensation of the non-employee members of our Board, which the Corporate Governance Committee reviews on an annual basis, and evaluating how the compensation we pay to these individuals compares to how the companies in the compensation peer group compensate the members of their board of directors;

•	Provided advice to the Committee on executive severance and change in control benefits;

•	Assisting in the drafting of the Compensation Discussion and Analysis, and other executive compensation related parts of this Proxy Statement; and

•

Assessing compensation-related risk to determine whether our executive compensation policies and practices are reasonably likely to have a material adverse impact on us. See above for a more complete discussion of the compensation risk assessment.

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In 2022, Compensia did not provide any services to us except those listed above. The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive compensation matters. With respect to the 2022 period, the Compensation Committee considered the six specific independence factors adopted by the SEC and the NASDAQ Stock Market and determined that Compensia was independent and that their work did not raise any conflicts of interest. The Compensation Committee will continue to monitor the independence of its compensation consultant on an annual basis.

Market Data

Each year, the Compensation Committee identifies a group of peer companies for purposes of comparing and analyzing our executive compensation levels, policies, and practices against the competitive market. The companies in this compensation peer group for 2022 were selected in June 2021 based on their similarity to us, as determined using the following criteria:

•	Companies in the software or information technology services industries;

•	Companies with a similar focus in terms of products or customers that would likely compete against us for financial capital and employees;

•

Companies of similar revenue size and market capitalization. Our selection criteria consider companies within a revenue range of 50% to 200% of our trailing twelve months’ revenue and a market capitalization range of between 25% and 400% of our then-current market capitalization; and

•	Companies headquartered in the U.S. with status as an independent publicly traded entity.

After consultation with its compensation consultant, the Compensation Committee approved the following compensation peer group for use with respect to 2022 executive compensation decisions:

Blackbaud, Inc.	Nuance Communications, Inc.
CDK Global, Inc.	Nutanix, Inc.
CoreLogic, Inc.	Pegasystems Inc.
CSG Systems International, Inc.	Proofpoint, Inc.
DocuSign, Inc.	PTC Inc.
Dropbox, Inc.	RealPage, Inc.
Envestnet, Inc.	Teradata Corp.
Fair Isaac Corp.	Tyler Technologies, Inc.
Mandiant , Inc. (formerly FireEye, Inc.)	Verint Systems Inc.
Green Dot Corp.	Zendesk, Inc.
J2 Global, Inc.

To analyze the compensation practices of the companies in our compensation peer group, the compensation consultant gathered data from public filings (primarily proxy statements) and from a custom cut of companies that participate in the Radford Global Technology Survey. This market data was then used as a reference by the Compensation Committee to assess our current compensation levels during its deliberations on compensation forms and amounts.

The Compensation Committee reviews our compensation peer group at least annually and adjusts its composition, considering changes in both our business and the businesses of the companies in the peer group. For the peer group described above, in comparison to the prior year’s peer group, we removed three companies, Box, Inc., Commvault Systems, Inc., and Guidewire Software, Inc., due to revenues falling below our then-current selection criteria range; we removed LogMeIn, Inc. due to the company being acquired. We also added CoreLogic, Inc., Dropbox, Inc., Green Dot Corp., Teradata Corp., and Zendesk, Inc. because they were within our revenue and market capitalization selection criteria ranges and were considered to be appropriate business fits.

2023 PROXY STATEMENT  55

Compensation Elements

Our executive compensation program is primarily comprised of the elements set forth in the following table, each of which is described in more detail below. Although the focus of this Compensation Discussion and Analysis is on the compensation of our Named Executive Officers, our 2022 executive compensation program for all our executive officers, including those who are not Named Executive Officers, was primarily comprised of these same elements, and the compensation-setting process described above applies similarly with respect to the compensation of all our executive officers. The Compensation Committee considers the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above to determine the form and amount of each element of compensation similarly for our CEO and our other executive officers, including our other Named Executive Officers.

The following table sets forth information regarding each individual compensation element for our Named Executive Officers other than the Interim CEO, including each element’s principal purpose and its link to our compensation philosophy and, where the element is performance based, the specific associated performance metrics. The disclosure that follows this table provides additional information regarding the compensation program for our Interim CEO.

Compensation Element	Description	Element Objectives

Base Salary	• Ongoing cash compensation based on executive officer’s role, responsibilities, competitive market positioning and individual performance	• Attract and retain key managerial talent • Provide a base level of compensation for our executives

Annual Cash Incentive Awards

•  Annual cash incentive with target award amounts for each executive officer; actual cash awards may be higher or lower than target based on business and individual performance

•  Provided under our Executive Management Incentive Compensation Plan

• Attract and retain key managerial talent • Encourage and reward achievement of annual performance objectives • Drive top-tier performance through individual contributions

Long-Term Incentive Compensation

•  Long-term equity incentives granted in the form of service-based RSUs and performance share awards; performance share awards earned may be higher or lower than target, based on relative total shareholder return in comparison to an index

• Attract and retain key managerial talent • Drive top-tier performance through long- term and sustained company success • Enhance stock ownership/align with stockholders’ interests

Health, Welfare and Other Benefits

•  Provides broad-based market competitive employee benefits consistent with the benefits available to our employees generally, including our employee stock purchase plan, Section 401(k) retirement plan, life, health and dental insurance and short-term and long-term disability plans

•  Attract and retain key managerial talent

• Promote health and well-being of executive officers

•  Provide death benefits to executive officer beneficiaries

• Provide opportunity for future financial security

Non-Qualified Deferred Compensation	• Enables deferral of base salary and/or annual cash incentive awards on a tax- efficient basis to meet future financial goals	• Attract and retain key managerial talent • Provide opportunity for future financial security

Severance and Change in Control Benefits	• Provides for payments and benefits in the event of a qualifying termination, including in connection with a change in control of the Company	• Attract and retain key managerial talent • Focus on delivering top-tier stockholder value in periods of uncertainty • Support effective transition

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Interim CEO Compensation

Prior to Mr. Warsop’s appointment as Interim CEO, he was eligible for compensation as a non-employee member of the Board, including a $68,000 base annual retainer fee and a $100,000 annual premium for his service as non-executive Chair, each of which was pro-rated based on his service prior to being appointed Interim CEO. In addition, Mr. Warsop received an annual equity award of RSUs for such service with a target value of $250,000, which RSUs generally vest on the earlier to occur of (i) the date that is one year following the grant date and (ii) the day immediately prior to the date of the next annual meeting of our stockholders occurring following the grant date.

In connection with his appointment as Interim CEO, we entered into an employment letter with Mr. Warsop. Given the temporary and transitional nature of Mr. Warsop’s role as Interim CEO, the Compensation Committee determined that Mr. Warsop should receive compensation of $325,000 per month (prorated for November 2022), be eligible for a bonus of up to $325,000 at the end of his interim service, as determined by the Board based upon performance measures to be agreed upon, and not be eligible for any equity grants during his interim service. Mr. Warsop will not receive compensation for his role as a director while serving as Interim CEO. The Compensation Committee determined this was appropriate given the temporary and transitional nature of Mr. Warsop’s role as Interim CEO using an analysis by its independent compensation advisor on the market compensation for CEOs of similarly sized companies and the general market practices for interim and temporary CEO roles. During his term as Interim CEO, (i) Mr. Warsop is not entitled to receive any equity awards, (ii) his equity awards previously granted to him in connection with his services as a member of our Board will continue to vest, and (iii) he will not receive any other compensation for his services as a member of our Board. Because Mr. Warsop receives this particular compensation arrangement, the discussion below of the key compensation elements for our other Named Executive Officers does not apply with respect to Mr. Warsop.

Base Salary

Base salary represents the fixed portion of the target total direct compensation of our executive officers, including our Named Executive Officers, and is intended to attract and retain highly talented individuals.

Each executive officer’s base salary, except our CEO’s, is based on the recommendation of our CEO to the Compensation Committee. These recommendations consider competitive market data assessments prepared by our independent compensation consultant, the Company’s operating budget, a desire to phase in compensation changes over more than one fiscal year, relative levels of cash incentive and long-term equity compensation among executives, long-term potential of the executive officer to contribute to our financial position, retention concerns, if any, and the assessment of the executive’s performance in the executive’s annual performance appraisal. The Compensation Committee, in consultation with its compensation consultant, reviews the base salaries of our executive officers, including our Named Executive Officers (other than our CEO) annually based on the CEO’s recommendation and considers these factors as well as those described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above. Following this review, the Compensation Committee adjusts the base salaries of our executive officers as it determines to be necessary or appropriate.

In December 2021 and January 2022, the Compensation Committee reviewed the base salaries of our executive officers, including our Named Executive Officers, using our Former CEO’s recommendations (for executive officers other than the Former CEO) and taking into consideration our overall financial performance, our progress on our operational and strategic objectives and the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above.

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Following this review, the Compensation Committee provided an increase to our Former CEO (effective January 1, 2022) to better align him with market. In addition, the Compensation Committee approved an increase to our CFO (effective January 1, 2022), to address the competitiveness of his base salary after taking into account our Former CEO’s recommendations, Mr. Behrens’ performance, current position and the factors noted above in “Factors Considered in Compensation Deliberations.” In addition, the base salaries of our CRO and our CPO were increased both as part of our normal annual review and to recognize their appointments to their positions. The base salaries of our Named Executive Officers for 2021 and 2022 (after the effectiveness of the adjustments described above) were as follows:

Named Executive Officer	2021 Base Salary Rate	2022 Base Salary Rate	Percentage Increase
Odilon Almeida	$675,000	$700,000	3.7%
Scott W. Behrens	$450,000	$475,000	5.6%
Ram K. Puppala	$410,000	$410,000	0%
Alessandro Silva(1)	$370,000	$420,000	13.5%
Deborah L. Guerra(2)	$359,450	$383,000	6.6%
Evanthia Aretakis	$435,000	$435,000	0%
Jeremy M. Wilmot(3)	$375,000	$375,000	0%

(1)	Mr. Silva was promoted on May 6, 2022. His 2022 base salary rate reflects both an April 2022 merit increase to $378,025 and a May 2022 promotional increase to $420,000.
(2)	Ms. Guerra was promoted on July 5, 2022. Her 2022 base salary rate reflects both an April 2022 merit increase to $370,234 and a May 2022 promotional increase to $383,000.
(3)	Mr. Wilmot’s 2022 base salary rate was in effect until his transition to part-time service as Special Advisor to the CEO.

Annual Cash Incentive Awards

Our annual cash incentive plan for our executive officers, including our Named Executive Officers, which is established each year as part of our STIP program, offers them the opportunity to earn cash awards based on our corporate and their individual performance as measured over a 12-month performance period. This annual cash incentive plan is designed to encourage each individual participant’s contribution to, and to reward them for, the achievement of specific pre-established corporate financial objectives. An executive officer’s payment under the 2022 STIP could range from 0% to 200% of his or her target annual cash incentive award opportunity (as described further below).

In March 2022, the Compensation Committee approved the 2022 STIP for our executive officers, including our Named Executive Officers. The 2022 STIP provided for payouts based on the achievement of Adjusted EBITDA (weighted 50%) and Gross Revenue (weighted 50%). Payouts for our executive officers can be increased or decreased 10% based on individual performance but the aggregate of all 2022 STIP payments could not exceed the aggregate funded payout for all participants based on corporate performance.

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA, as used in the consolidated financial statements in our Annual Report and in this Proxy Statement, is defined as net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses and one-time charges to implement cost reduction strategies. See Appendix A to this Proxy Statement for a reconciliation of our GAAP to non-GAAP financial results.

In 2022, we did not make any adjustments to our STIP program for the COVID-19 pandemic or any other general economic headwinds to our business.

Annual Cash Incentive Award Opportunity Targets

At the beginning of each year, our executive officers, including our Named Executive Officers, are assigned a target annual cash incentive award opportunity, the amount of which is calculated as a percentage of their annual base salary. Generally, the Compensation Committee reviews the target annual cash incentive award opportunities of each of our executive officers considering our CEO’s recommendations (except with respect to his own target annual cash incentive award opportunity), as well as the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above. Following this review, the Compensation Committee approves adjustments to the target annual cash incentive award

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opportunities of our executive officers as it determines to be necessary or appropriate. For our CEO, the Compensation Committee reviews his target annual cash incentive at the same time using the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above.

In December 2021 and January 2022, the Compensation Committee reviewed the target annual cash incentive opportunities of our executive officers, including our Named Executive Officers. Following this review, and based on the recommendation of our Former CEO, the Compensation Committee decided to maintain the target annual cash incentive award opportunity as a percentage of base salary at the 2021 levels (which have been unchanged for over five years) for all Named Executive Officers, excluding the CPO, whose opportunity was increased in connection with her 2022 promotion, and our CRO, who was eligible for awards under both the 2022 STIP and other incentive programs for 2022. The target annual cash incentive award opportunities of our Named Executive Officers for purposes of the 2021 STIP and the 2022 STIP (and, for our CRO, certain other incentive programs) were as follows:

Named Executive Officer	2021 Target Annual Cash Incentive Award Opportunity (% of base salary)	2021 Target Annual Cash Incentive Award Opportunity ($)	2022 Target Annual Cash Incentive Award Opportunity (% of base salary)	2022 Target Annual Cash Incentive Award Opportunity ($)		Percentage Increase over 2021 (calculated based on the dollar amount increase)
Odilon Almeida	100%	$675,000	100%	$700,000		3.7%
Scott W. Behrens	100%	$450,000	100%	$475,000		5.6%
Ram K. Puppala	100%	$410,000	100%	$410,000		0%
Alessandro Silva(1)	100%	$370,000	114%	$478,750		29.4%
Deborah L. Guerra(2)	60%	$215,670	100%	$305,351	(3)	41.6%
Evanthia Aretakis	100%	$435,000	100%	$435,000		0%
Jeremy M. Wilmot	100%	$375,000	100%	$375,000		0%

(1)

Mr. Silva was promoted on May 6, 2022. The 2022 amount reflects his incentive opportunity after his promotion and includes a 2022 STIP opportunity targeted at $126,000 and 2022 sales incentive plan (SIP) opportunity targeted at $352,750.

(2)	Ms. Guerra was promoted on July 5, 2022. The 2022 amount reflects her incentive opportunity after her promotion.
(3)

Although Ms. Guerra’s target annual incentive opportunity was increased to 100% of base salary following her promotion, her 2022 STIP opportunity was pro-rated based on the target percentages that applied before and after her promotion.

Payments under the 2022 STIP and the SIP could be more or less than the target annual cash incentive award opportunity (up to a maximum of 200% of the target award opportunity) depending on the Company’s and an executive officer’s actual performance for the year.

Plan Terms – Eligibility

To be eligible for any payment under the 2022 STIP, an executive officer was required to:

•	Be an employee on the date of payment, except to the extent otherwise provided by us; and

•	Be an employee prior to October 2nd of the applicable fiscal year. Eligibility is prorated for less than full year employment (though employed prior to October 2nd).

If one of our executive officer’s employment is terminated for any reason prior to the payment date, he or she would not be eligible to receive an award, and he or she would forfeit all rights to such payment except to the extent otherwise provided by us. In addition, we reserve the right to require an executive officer to forfeit his or her right to payment or to reimburse us for any payments previously paid, along with any other action we deem necessary or appropriate, in the event it is determined that the individual participant engaged in misconduct in the course of his or her employment.

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Plan Terms – Performance Metrics

For purposes of the 2022 STIP, our executive officers were eligible to earn annual cash incentive awards for the period beginning on January 1, 2022 and ending on December 31, 2022 based on our actual performance as measured in two categories:

•	Adjusted EBITDA performance (50% weighting)

•	Gross Revenue Growth performance (50% weighting)

The payout from our Adjusted EBITDA and Gross Revenue Growth performance may be increased or decreased 10% for any individual based on their job performance.

Plan Terms – Adjusted EBITDA and Gross Revenue Growth Performance

As described above, Adjusted EBITDA and Gross Revenue Growth primarily determine the payouts under the 2022 STIP.

Executive Adjusted EBITDA Performance Metrics(1)	Below Threshold	Threshold	Target	Max
Adjusted EBITDA Attainment %	<94.3%	94.3%	100%	105.0%
Adjusted EBITDA Target Amount $M	<373.5	373.5	396.0	415.8
Executive Adjusted EBITDA Payout	0%	25%	100%	200%

(1)	Performance between points is interpolated linearly for funding.

Executive Gross Revenue Growth Performance Metrics (1)	Below Threshold	Threshold	Target	Max
Gross Revenue Attainment %	<95.7%	95.7%	100.0%	103.0%
Gross Revenue Amount $M(2)	<1,347.8	1,347.8	1,409	1,451.3
Executive Gross Revenue Growth Payout	0%	25%	100.0%	200%

(1)	Performance between points is interpolated linearly for funding.
(2)	For purposes of the 2022 STIP, “Gross Revenue” means the Gross Revenue for fiscal year 2022 as determined by the Company.

The overall maximum funding of the plan regardless of individual performance is 200%. The overall payout for all participants cannot exceed the overall payout from achievement of the Adjusted EBITDA performance and the Gross Revenue Growth performance. The overall payout for the plan for any Named Executive Officer cannot exceed 200% of his or her annual target incentive amount.

The Compensation Committee approved this plan design because this design aligns with our strategy of driving profitable growth for the company, which is critical to shareholders and long-term success.

Plan Terms – Individual Performance

Each Named Executive Officer and other executive officers may have their payout under the 2022 STIP adjusted up or down by 10% based on a subjective evaluation of individual job performance.

The CEO recommends any adjustments for the other executive officers based on their overall job performance. The overall payout for all participants cannot exceed the aggregate funded STIP payout for all participants based on the achievement of the corporate objectives. In addition, the overall payout for any executive officer cannot exceed 200% of his or her annual target incentive amount.

For 2022, the Interim CEO recommended (and the Compensation Committee approved) adjustments to the Named Executive Officers’ final STIP payouts, as reflected below.

Annual Cash Incentive Award Decision – 2022 STIP

In February 2023, the Compensation Committee determined the amounts to be paid under the 2022 STIP. 2022 Adjusted EBITDA was $381 million, which resulted in a formulaic payout percentage to all the Named Executive Officers of 50% of their target bonuses with respect to such metric. 2022 Gross Revenue was $1,440 million, which resulted in a formulaic payout

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percentage to all of the Named Executive Officers of 174% of each of their target bonuses with respect to such metric. The combined overall STIP payout percentage for Company performance based on the formula was 112% of target. However, the Interim CEO, using his discretion, recommended (and the Compensation Committee approved) reducing such formulaic payout percentage for the Named Executive Officers to 94% to better reflect our performance for 2022. The CEO also recommended (and the Compensation Committee approved) additional adjustments to each Named Executive Officer’s actual payout based on his subjective evaluation of their individual job performance. The payouts are shown in the table below:

Named Executive Officer	2022 Target Annual Cash Incentive Award Opportunity (% of base salary)	2022 Target Annual Cash Incentive Award Opportunity ($)	2022 Payout Percentage for Company Performance (% of target)	Final Payout (% of target)	2022 Actual Annual Cash Incentive Award Payout ($)
Odilon Almeida(1)	100%	$700,000	0%	0%	$0
Scott W. Behrens	100%	$475,000	94%	95%	$450,000
Ram K. Puppala	100%	$410,000	94%	85%	$350,000
Alessandro Silva(2)	157%	$126,000	94%	94%	$118,000
Deborah L. Guerra(3)	100%	$305,351	94%	98%	$300,000
Evanthia Aretakis(1)	100%	$435,000	0%	0%	$0
Jeremy M. Wilmot(4)	100%	$249,000	94%	100%	$249,000

(1)	Due to their departures during 2022, Mr. Almeida and Ms. Aretakis were not eligible for a 2022 STIP payout.
(2)	Mr. Silva was promoted on May 6, 2022. The amounts in this table reflect the portion of his 2022 opportunity that was granted under the 2022 STIP. His awards under the SIP are described below.
(3)	Ms. Guerra was promoted on July 5, 2022, and her target 2022 STIP award was pro-rated based on the periods during which she served in each role during 2022.
(4)

In connection with the agreement for his service as a Special Advisor to the CEO, Mr. Wilmot remained eligible to receive an award under the Company’s 2022 STIP, with a target award equal to 100% of his base salary actually earned for 2022.

Annual Cash Incentive Award Decision – Sales Incentive Plan

Mr. Silva transitioned to his current role during 2022. For 2022, in addition to an award under the STIP, Mr. Silva was also eligible for awards for 2022 under the SIP. His award opportunity included the components described below.

International Business Sales Incentive: Mr. Silva was eligible for a commission-based sales incentive and a growth accelerator bonus based on his former role related to the attainment of sales quotas of our international business (European Union, Latin America, Middle East, Asia and South Africa and Asia-Pacific). The sales incentive could be earned based on the achievement of annual recurring revenue (“ARR”) and licensed requests for service (“RFS”) and services in such regions, as shown in the table below:

Plan Measure	Weighting	Target Payout ($)	Target Performance	Commission Rate (up to 100% of Target)	Commission Rate (above 100% of Target)	Actual Performance	Payout ($)
ARR	25%	$64,750	$34,000,000	0.19044%	0.76176%	$28,241,513	$42,045
License RFS and Services	75%	$194,250	$227,893,567	0.08524%	0.34096%	$242,502,044	$244,066
						Commission Payout:	$286,111
						Growth Accelerator(1):	$90,650
						Total Adjusted Payout(2):	$404,508

(1)

Mr. Silva was eligible for an additional growth accelerator bonus of 20% of the target bonus with respect to a metric if performance on that metric exceeded 80% of target, and 40% of the target bonus with respect to a metric if performance on that metric exceeded 100% of target. Because AAR performance exceeded 80% of target, and RFS and services performance exceeded 100% of target, Mr. Silva earned a growth accelerator bonus of $90,650.

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(2)	Reflects adjustments for certain transactions.

North America Sales Incentive: Mr. Silva was also eligible for a commission-based sales incentive related to the attainment of sales quotas in our North America business (capped at $150,000) pro-rated from May 2022 to December 2022. The sales incentive could be earned based on the achievement of ARR and RFS and services in North America, as shown in the table below:

Plan Measure	Weighting	Target Payout ($)	Target Performance	Commission Rate	Actual Performance	Payout ($)
ARR	35%	$32,813	$60,131,507	0.05467%	$54,746,029	$29,874
License RFS and Services	65%	$60,938	$82,005,445	0.07431%	$83,815,750	$62,283
					Total Payout:	$92,156

Sales Performance Incentive Fund: Mr. Silva was also eligible for a sales performance incentive fund (“SPIF”) bonus based on the extent to which the Company’s license and services revenue from in-year sales during 2022 exceeded $265,000,000. The maximum payment under the SPIF bonus was $200,000, but there was no “target” payout level. The amount of this bonus would be calculated as follows, based on the level of overachievement:

•	0.5% of the amount of overachievement up to $5,000,000;

•	0.75% of the amount of overachievement above $5,000,000 and up to $10,000,000; and

•	1.00% of the amount of overachievement above $10,000,000.

As a result of our achievement of license and services revenue from in-year sales during 2022 of approximately $274 million, Mr. Silva earned a SPIF payout of $49,000.

Special Relocation Bonus

In connection with the relocation of our headquarters from Naples Florida to Miami Florida and the consolidation of the executive team at our corporate headquarters, we paid a relocation bonus to Ms. Guerra who needed to relocate. This special relocation bonus was for $31,967 plus an additional payment for the income taxes owed on the bonus.

New Hire Package

As part of his employment offer made in 2021, Mr. Puppala received a tuition fee reimbursement of $40,380 in 2022 for continuation of his EMBA program. In addition, Mr. Puppala received an additional payment for income taxes owed on this special payment.

Sign-on Bonuses

In January 2022, in accordance with their 2021 offers of employment, the Company paid a cash bonus of $225,000 to Mr. Silva and a cash bonus of $300,000 to Mr. Puppala.

Long-Term Incentive Compensation

Our long-term incentive program provides for the grant of equity awards to our executive officers, including our Named Executive Officers, and other key employees whose responsibilities and decisions directly impact our long-term business results. We use equity awards to both incentivize these individuals and to address special situations as they may arise from time to time, such as promotions and retention arrangements. Our equity award grant practices are designed to reflect a balance between our desire to motivate and retain executive talent, our belief in the benefits that accrue to us by aligning the interests of our management team with those of our stockholders, our need to remain competitive in recruiting and our need to effectively manage the dilution of stockholders’ interests.

In March 2022, the Compensation Committee granted regular annual long-term incentive compensation to our Named Executive Officers, including our Former CEO, using a combination of RSUs and an rTSR Performance Share Awards that may be earned, if at all, based on the performance of the total shareholder return of our common stock relative to the S&P MidCap 400 Index, over a three-year performance period. For our Former CEO, the rTSR Performance Share Awards comprised

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approximately 65% of the accounting grant value delivered pursuant to these equity awards, while the RSUs comprised approximately 35% of the accounting grant value delivered. For our other executive officers, including our Named Executive Officers (excluding our CRO and CPO), the grants were a combination of approximately 50% RSUs and approximately 50% rTSR Performance Share Awards based on accounting grant value.

In March 2022, our CRO and CPO received an annual grant that reflected approximately 50% RSUs and 50% rTSR Performance Share Awards based on accounting grant value. In August 2022, each received additional RSUs for their respective promotions. The combination of the annual awards and promotion awards resulted in approximately 85% of the accounting grant value delivered in RSUs and approximately 15% delivered in rTSR Performance Share Awards.

The Compensation Committee decided to use a combination of rTSR Performance Share Awards and RSUs to incentivize performance as well as promote retention.

Our performance share awards enable our executive officers to earn shares of our common stock based on our performance over a three-year performance period. These awards provide an equity opportunity that motivates and rewards our executives for successful long-term performance. We believe our rTSR Performance Share Awards can provide strong upside potential in the event of outperformance relative to the competitive market, with the ability to earn a target award even in a down market with strong relative performance. In addition, our rTSR Performance Share Awards provide a direct link between compensation and stockholder return, thereby motivating our executive officers to focus on and strive to achieve both our annual and long-term business objectives.

We provided grants of RSUs in 2022 to increase the long-term retention power of our equity compensation and to align with the competitive market. Since the ultimate value of the RSUs is based on our stock price at the time the RSU vests, we believe that there is still strong alignment with stockholders’ interests while increasing our retention hold on our key executive and employee talent.

Typically, the size and form of the equity awards for our executive officers are determined in the discretion of the Compensation Committee based on the recommendation of our CEO (except with respect to his own equity award) and based on the level that the Compensation Committee believes is competitive with current market conditions using our compensation consultant’s analysis of competitive market data, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to that of the companies in our compensation peer group, the potential dilution to our stockholders (our “overhang”) in relation to the median practice of the companies in our compensation peer group and the other factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above.

The target grant date fair values of the 2022 regular annual equity awards for the following Named Executive Officers were increased over such officers’ 2021 levels: Mr. Almeida’s was increased from $7,250,000 to $7,500,000; Ms. Aretakis’ was increased from $1,800,000 to $1,900,000; and Mr. Wilmot’s was increased from $1,300,000 to $1,400,000. Because Mr. Puppala received only a new hire equity award in 2021, 2022 was the first year in which he received regular annual equity awards, and his target opportunity was established at $1,900,000. These increases were intended to better align the Named Executive Officers’ equity award opportunities with market practices for similar positions, to reflect the performance of the Named Executive Officers and the Company during the prior year and the desire of the Compensation Committee to emphasize long term performance-based compensation in its top executives’ compensation.

In connection with his appointment to CRO, Mr. Silva received an additional long-term equity award of RSUs that vest quarterly over a three-year period. In connection with her appointment to CPO, Ms. Guerra received an additional long-term equity award of RSUs that vest quarterly over a three-year period.

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The annual equity awards and underlying number of shares of our common stock granted to our Named Executive Officers in 2022 were as follows:

Named Executive Officer	Restricted Share Unit Awards (# of shares)	Relative TSR Performance Share Awards (target # of shares)	Aggregate Target Grant Date Fair Value
Odilon Almeida	82,834	113,398	$7,500,000
Scott W. Behrens	41,022	30,240	$2,600,000
Ram K. Puppala	29,978	22,098	$1,900,000
Alessandro Silva(1)	38,469	6,978	$1,350,000
Deborah L. Guerra(2)	20,634	5,234	$800,000
Evanthia Aretakis	29,978	22,098	$1,900,000
Jeremy M. Wilmot	22,089	16,283	$1,400,000

(1)

Mr. Silva was promoted on May 6, 2022. The grants above reflect his annual grant prior to promotion consisting of 9,467 RSUs and a target award of 6,978 rTSR Performance Shares, as well as a promotion grant consisting of 29,002 RSUs.

(2)

Ms. Guerra was promoted on July 5, 2022. The grants above reflect her annual grant prior to promotion consisting of 7,100 RSUs and a target award of 5,234 rTSR Performance Shares, as well as a promotion grant consisting of 13,534 RSUs.

Relative TSR Performance Share Awards

The rTSR Performance Share Awards are to be earned, if at all, over a three-year performance period (March 1, 2022 through February 28, 2025) based on the performance of the total shareholder return of our common stock relative to the S&P 400 MidCap Index, an index that tracks the investment results of similarly sized U.S. public companies and of which we are a constituent. The rTSR Performance Share Awards may be earned based on the following terms:

•	If the relative total shareholder return performance of our common stock does not achieve the threshold performance level, then our executive officers will not earn any shares of our common stock.

•

If the relative total shareholder return performance of our common stock achieves at least the threshold performance level, then our executive officers will earn shares of our common stock based on a performance matrix that provides as follows:

Performance (Percentile Ranking)	Percent of rTSR Performance Shares
Less than 25th Percentile	0% Vesting
25th Percentile	50% Vesting
50th Percentile	95% Vesting
55th Percentile	100% Vesting (Target)
75th Percentile	200% Vesting

•

If the relative total shareholder return performance of our common stock is between the specified percentage ranges in the performance matrix, the Compensation Committee will determine the award percentage earned by mathematical interpolation and rounded to the nearest whole share.

•

If the absolute total shareholder return performance of our common stock is negative, the shares that may be earned is capped at 100% (Target) regardless of the extent to which we have outperformed the S&P 400 MidCap Index.

Restricted Share Units

The RSUs granted to our executive officers as part of our regular annual long-term incentive program generally vest in three equal annual installments commencing on the first anniversary of the date of grant, subject to our executives’ continued employment as of each vesting date.

The promotional RSUs granted to Mr. Silva and Ms. Guerra vest quarterly over three years, subject to their continued employment as of each vesting date.

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Performance Results for Prior Year Awards

In 2020, we granted to our Named Executive Officers performance share units that could be earned based on relative total shareholder return (“rTSR awards”) performance and service-based restricted stock units (“RSU awards”). The rTSR awards had a three-year performance period beginning on January 1, 2020 and ending on December 31, 2022.

For the rTSR awards, we measured ACI’s total shareholder return relative to the S&P 400 MidCap Index over the three-year performance period. Based on performance relative to the S&P 400 MidCap Index, the rTSR awards could be earned as illustrated in the following table:

Percentile Ranking	Payout Percentage
<25th	0%
25th	50%
50th	95%
55th	100%
>=75th	200%

Based on ACI’s TSR of -42.76% during the period, we ranked at the 8th percentile of the S&P 400 MidCap Index, which resulted in no payout of the award.

Employee Benefit Plans

We seek to provide our executive officers, including our Named Executive Officers, with health, retirement and other benefits at a reasonable cost consistent with the health, retirement and other benefits provided at the companies with which we compete for executive talent. We maintain a tax-qualified Section 401(k) retirement plan that provides for broad-based employee participation. For 2022, we matched contributions made to the plan by our employees, including our Named Executive Officers, beginning on the first anniversary of a participant’s date of hire, up to 6% of the participant’s base salary with an annual match limit of $5,000 per participant. All employer and employee contributions are 100% vested immediately. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

We also offer substantially all our employees, including our Named Executive Officers, the opportunity to purchase shares of our common stock at a discount under our employee stock purchase plan. Under this plan, participants may contribute up to 10% of their base salary (subject to certain Internal Revenue Service limits) to purchase shares of our common stock at the end of each participation period. Participation periods are the three months ending on April 30, July 31, October 31 and January 31 of each year. Shares are purchased at a price equal to 85% of the fair market value of our common stock on the last day of a participation period.

In addition, we provide other benefits to our Named Executive Officers on the same basis as all of our full-time employees. These benefits include medical, dental and vision insurance; medical and dependent care flexible spending accounts; health savings account; short-term and long-term disability insurance; accidental death and dismemberment insurance; and basic life insurance coverage.

Non-Qualified Deferred Compensation Plan

We seek to provide our executive officers, including our Named Executive Officers, with market-competitive benefit programs consistent with the programs provided at the companies with which we compete for executive talent. We maintain a non-qualified deferred compensation plan (the “Deferred Compensation Plan”) in which a select group of executive officers and other highly compensated employees, including our Named Executive Officers, may elect to participate as part of our market-competitive benefit programs.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Beginning January 1, 2022 we introduced an annual health check-up for our executive officers, including our named

2023 PROXY STATEMENT  65

Executive Officers by have access to the Mayo Clinic Executive Health Program. Accordingly, we do not provide any significant perquisites to our executive officers, including our Named Executive Officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

We do not expect that future perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Post-Employment Compensation Arrangements

Severance and Change in Control Arrangements

We seek to provide our executive officers, including our Named Executive Officers, with market competitive post-employment compensation arrangements consistent with the post-employment payments and benefits provided at the companies with which we compete for executive talent. We believe that having reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave us under certain circumstances to facilitate their transition to new employment and are intended to keep executive officers working to achieve our goals despite a possible change in control of the Company. Our change in control arrangements are intended to keep our most senior executive officers focused on pursuing corporate transactions that are in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits. As such, we believe that these arrangements appropriately align the interests of management and stockholders when considering our long-term future.

We provide policy-based severance for top executives, including our Named Executive Officers (other than the Interim CEO), in the event of involuntary termination of employment without cause other than pursuant to a change in control. We were also party to an individual severance agreement with our Former CEO. We have also entered into change in control agreements with each of our Named Executive Officers (other than the Interim CEO) that provide participating Named Executive Officers with the opportunity to receive certain post-employment payments and benefits in the event of a termination of employment under certain circumstances in connection with a change in control of the Company . Each of these agreements was approved by the Compensation Committee or, in certain instances, by our Board. The terms of these arrangements are described below under “Potential Payments Upon Termination or Change in Control.” In addition, we provide an estimate of the potential and actual payments and benefits payable under these arrangements as of the end of 2022 in the section titled “Potential Post-Termination Benefits Table.” Due to the temporary nature of his service, our Interim CEO is not covered by any severance compensation arrangements.

In determining payment and benefit levels under the various circumstances triggering the post-employment compensation provisions of our change in control agreements, the Compensation Committee has drawn a distinction between (i) terminations of employment by us for cause and voluntary terminations of employment without good reason and (ii) terminations of employment by us without cause or by a participating Named Executive Officer with good reason in connection to a change in control of the Company. Payment in the event of a termination by us without cause or by a participating Named Executive Officer with good reason in connection a change in control of the Company has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the participating Named Executive Officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either inadequate performance or a decision by a participating Named Executive Officer to end his relationship with us.

Payments and benefits in the event of a change in control of the Company are generally payable only if there is a qualifying loss of employment by a participating Named Executive Officer (commonly referred to as a “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

66

Departures During 2022

In connection with Mr. Almeida’s termination by the Company without “Cause” in November 2022, Mr. Almeida was eligible for severance compensation and benefits in accordance with severance agreement, as further described below under “Potential Payments Upon Termination or Change in Control.” We also entered into a transition services agreement with Mr. Almeida, pursuant to which Mr. Almeida agreed to be available to, and cooperate with, the Interim CO until November 30, 2022. Mr. Almeida was paid a total of $44,000 for consulting services under the transition services agreement.

In connection with Ms. Aretakis’ voluntary termination of her employment in May 2022, she was not eligible for any severance compensation.

Compensation-Related Policies

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers, including our Named Executive Officers (other than the Interim CEO), and our directors that link their financial interests with the interests of our stockholders. In the case of our executive officers, these guidelines provide that they hold specific beneficial ownership positions in our common stock that are expressed as a dollar value calculated based on a specific multiple of base salary. Pursuant to these guidelines:

•	A permanent CEO is generally expected to own shares of our common stock with a value equal to at least six times his base salary; and

•	Our other executive officers, including our Named Executive Officers other than the CEO, are expected to own shares of our common stock with a value equal to at least three times their base salary.

Shares of our common stock used to calculate compliance with the guidelines include direct share purchases on the open market, shares acquired through any employee benefit plan, as well as common stock obtained upon the vesting of restricted stock, performance shares and the vested “in-the-money” portion of any option to purchase shares of our common stock.

Each executive officer has five years from the date of his or her appointment to an executive officer position to achieve the prescribed ownership level. An executive officer who is promoted into a role which changes the ownership level receives an additional two years to reach the prescribed ownership level. An executive officer who fails to meet the ownership guidelines within the five-year period may not be eligible for further equity awards and must retain 50% of the “after-tax” shares he or she receives from the exercise of options to purchase shares of our common stock, the vesting of stock appreciation rights for shares of our common stock, and the vesting of any other equity awards granted under our equity compensation plans until he or she achieves his or her prescribed ownership level. Currently, all of our continuing Named Executive Officers either meet the ownership requirements of our guidelines or are still within the five-year period to meet the guidelines.

Due to the temporary nature of our Interim CEO’s service as CEO, he remains subject to the stock ownership guidelines for our non-employee directors, as described above in the section titled “Director Compensation.”

Compensation Recovery (“Clawback”) Policy

Our recoupment policy, which applies to all award recipients, including Named Executive Officers, provides that (a) if the Company is required to restate its consolidated financial statements because of material noncompliance due to irregularities with the federal securities laws, which restatement is due, in whole or in part, to the misconduct of the employee, or (b) it is determined that the employee has otherwise engaged in misconduct (whether or not such misconduct is discovered prior to the termination of the employee’s employment), the Company has the right to (a) cause the forfeiture or cancellation of any unvested and/or vested portion of an option, any unvested restricted shares or RSUs, or any unearned performance shares; (b) cause the transfer of ownership back to the Company of any vested shares not subject to transfer restrictions, common shares issued as payment for earned performance shares or RSUs, or cash received as payment for earned performance shares or RSUs; (c) recoup any proceeds from (i) the exercise or vesting of an option, (ii) the vesting of the restricted shares, (iii) the sale of shares of our common stock issued pursuant to the exercise of the option or as payment for earned performance shares or RSUs and (iv) the sale of any unrestricted shares, along with any other action the Company determines is necessary or appropriate and in the best interest of the Company and its stockholders; and (d) recoup any annual incentive cash-based payouts.

2023 PROXY STATEMENT  67

Prohibition on Hedging and Pledging

We have a policy that prohibits “short” sales and the use of derivatives by employees and directors. In addition, we prohibit any equity awards from being sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the recipient until they become vested.

Equity Grant Policy

Our Compensation Committee grants all equity awards to management, including our CEO and other executive officers. Our Board grants equity awards to independent directors based upon the recommendation of our Corporate Governance Committee. Annual awards to executives are granted based on a specified dollar amount, with the number of RSUs, restricted stock award shares or performance shares (other than rTSR performance shares) (as applicable) based upon the closing market price of our stock on the grant date, the number of rTSR performance shares based upon a Monte-Carlo simulation of the value of that award, and with respect to options, using a Black-Scholes calculation aligned with our financial accounting using the closing market price of our stock on the grant date. The exercise price of stock option awards is the closing market price of our stock on the grant date.

Tax and Accounting Matters

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain current and former executive officers. For taxable years beginning before January 1, 2018, qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements were met. In this latter regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan in taxable years beginning before January 1, 2018, generally would be deductible so long as the options were granted by a committee whose members were non-employee directors and certain other conditions were satisfied.

Pursuant to tax reform legislation that was signed into law on December 22, 2017 (the “Tax Act”), for taxable years beginning after December 31, 2017, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently modified in any material respect), the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, remuneration in excess of $1 million paid to a covered executive or former executive will generally not be deductible unless it qualifies for the transition exception.

In establishing the cash and equity incentive compensation plans and arrangements for our executive officers, including our Named Executive Officers, our Compensation Committee considers a variety of relevant factors, including the potential impact of the Section 162(m) deduction limit. However, our Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws, and other factors beyond our Compensation Committee’s control also affect the deductibility of compensation. Our Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation objectives.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals and objectives, our Compensation Committee has not adopted a policy that all compensation must be deductible. Our Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limit.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718, Compensation - Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and the members of our Board, including options to purchase shares of our common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based compensation awards in our income statements over the period that a recipient is required to render services in exchange for the option or other award.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based on our review and discussions, we have recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report.

Members of the Compensation Committee Samir Zabaneh, Chair James C. Hale III Mary P. Harman Didier R. Lamouche

2023 PROXY STATEMENT  69

Executive Compensation

2022 Summary Compensation Table

The following table sets forth the compensation paid to, earned by or awarded to the individuals who served as our Principal Executive Officer during 2022, our Principal Financial Officer, the next three most highly compensated executive officers who were serving in such capacity as of December 31, 2022, and two persons who ceased serving as executive officers during 2022. We refer to the executive officers included in the “summary compensation table” below collectively as our “Named Executive Officers.” No disclosures are provided for Mr. Puppala for 2020, or Mr. Warsop, Mrs. Guerra, and Mr. Silva for 2021 and 2020 as they were not Named Executive Officers for such fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)

Odilon Almeida	2022	596,795	-	7,499,989	-	2,183,483	10,280,267
Former President and Chief	2021	675,000	-	7,249,979	837,000	6,080	8,768,059
Executive Officer	2020	547,355	-	6,200,006	253,125	855	7,001,341

Thomas W. Warsop, III (5)	2022	577,500	-	-	-	108	577,608
Interim CEO

Scott W. Behrens	2022	475,000	-	2,600,005	450,000	6,564	3,531,569
Chief Financial Officer	2021	450,000	-	2,599,997	558,000	6,080	3,614,077
	2020	435,000	-	2,199,987	217,500	6,080	2,858,567

Ram K. Puppala	2022	410,000	300,000	1,899,996	350,000	72,443	3,032,439
Chief Technology Officer	2021	175,565	349,700	526,015	212,833	318,456	1,582,569

Alessandro Silva	2022	404,002	225,000	1,349,985	663,664	5,864	2,648,515
Chief Revenue Officer

Jeremy M. Wilmot	2022	248,916	-	1,400,007	249,000	5,763	1,903,686
Former Chief Product Officer	2021	375,000	250,000	1,299,999	465,000	159,646	2,549,645
	2020	375,000	-	1,099,993	187,500	6,080	1,668,573

Deborah L. Guerra	2022	373,831	-	799,998	300,000	50,939	1,524,768
Chief Product Officer

Evanthia Aretakis	2022	153,365	-	1,899,996	-	9,275	2,062,636
Former Chief Revenue Officer	2021	431,837	250,000	1,800,028	539,400	168,329	3,189,593
	2020	395,000	-	1,249,981	197,500	6,080	1,848,561

(1)	Column (d) consists of bonuses of $225,000 for Mr. Silva and $300,000 for Mr. Puppala that were made in 2022 pursuant to their 2021 employment offers.
(2)

The amounts in column (e) reflect the aggregate grant date fair value of the RSU awards and the performance share awards granted during the respective fiscal year as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts shown do not necessarily correspond to the actual value that will be recognized by a Named Executive Officer. The assumptions used in the calculation of these amounts are included in footnote 11 to the Company’s audited consolidated financial statements for the year ended December 31, 2022, included in our Annual Report. The grant date fair values included in column (e) are based upon the probable outcome of the performance conditions. Assuming maximum performance with respect to the applicable performance objectives, the grant date fair values for the performance shares would be as follows: for Mr. Almeida, $9,749,960; for Mr. Behrens, $2,600,035; for Mr Puppala, $1,899,986; for Mr. Silva, $599,968; for Ms. Aretakis, $1,899,986; for Mr. Wilmot, $1,400,012; for Ms Guerra, $450,019; and Mr. Warsop did not receive any PSUs award in 2022.

(3)	The amounts in column (g) reflect compensation paid under the Company’s STIP program for the respective fiscal year. For 2022 for Mr. Silva, it also includes his SIP and SPIF payments earned for 2022.

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(4)

All Other Compensation includes the following payments or accruals for each Named Executive Officer (as set forth in the “Other Compensation” table below): severance payment and continued benefits for Mr. Almeida, accrued vacation, transition services agreement compensation for Mr. Almeida, relocation benefits, employer contributions to the 401(K) plan, MBA tuition reimbursement for Mr. Puppala, corporate awards, and premiums for long-term disability (“LTD”) Insurance.

(5)

Thomas W. Warsop was a director and the non-executive Chair of the Company’s Board of Directors, and his compensation for Board service ceased with his appointment as interim CEO on November 7, 2022. This table includes only the compensation for Mr. Warsop’s service as Interim CEO. His compensation for his Board service prior to his appointment as Interim CEO is set forth in the “2022 Director Compensation” table above.

Other Compensation

Name of Executive	Severance Payment ($)(1)	Other ($)(2)	Vacation Accrued ($)(3)	Transition Agreement ($)(4)	Relocation Includes Taxes paid by Company ($)(5)	Employer Contributions to the 401(k) Plan ($)	Corporate Award ($)(6)	MBA Tuition Reimbursement ($)(7)	Premiums for Long- Term Disability Insurance ($)	Total All Other Compensation ($)

Odilon Almeida	2,100,000	$15,249	18,442	44,000	-	5,000	-	-	792	2,183,483

Thomas W. Warsop, III	-	-	-	-	-	-	-	-	108	108

Scott W. Behrens	-	-	-	-	-	5,000	700	-	864	6,564

Ram K. Puppala	-	-	-	-	-	5,000	-	66,579	864	72,443

Alessandro Silva	-	-	-	-	-	5,000	-	-	864	5,864

Jeremy M. Wilmot	-	-	-	-	-	5,000	187	-	576	5,763

Deborah L. Guerra	-	-	-	-	45,075	5,000	-	-	864	50,939

Evanthia Aretakis	-	-	3,915	-	-	5,000	-	-	360	9,275

(1)	Severance payment to Odilon Almeida due to his departure in 2022.
(2)	Estimated value of continued health benefits pursuant to Mr. Almeida’s severance agreement.
(3)	Value of accrued vacation days paid in connection with separation from employment.
(4)	Consulting fees paid pursuant to transition services agreement.
(5)	Relocation Bonus consists of a lump-sum payment of $31,967 to cover all costs related to Mrs. Guerra relocation to ACI’s headquarters in 2022, and $13,108 is a tax reimbursement for the same.
(6)	Corporate award – Years of Service
(7)	Mr. Puppala received a tuition fee reimbursement of $40,380 for continuation of his MBA program plus additional payment of $26,199 for income taxes owed on this reimbursement.

2023 PROXY STATEMENT  71

2022 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Odilon Almeida	-	-	-	-	-	-	-	-	-
-2022 STIP	-	175,000	700,000	1,400,000	-	-	-	-	-
-Restricted Share Units	3/1/2022	-	-	-	-	-	-	82,834	2,625,009
-rTSR Performance Share Units	3/1/2022	-	-	-	56,699	113,398	226,796	-	4,874,980
Thomas W. Warsop, III	-	-	-	-	-	-	-	-	-
Scott W. Behrens	-	-	-	-	-	-	-	-	-
-2022 STIP	-	118,750	475,000	950,000	-	-	-	-	-
-Restricted Share Units	3/1/2022	-	-	-	-	-	-	41,022	1,299,987
-rTSR Performance Share Units	3/1/2022	-	-	-	15,120	30,240	60,480	-	1,300,018
Ram K. Puppala	-	-	-	-	-	-	-	-	-
-2022 STIP	-	102,500	410,000	820,000	-	-	-	-	-
-Restricted Share Units	3/1/2022	-	-	-	-	-	-	29,978	950,003
-rTSR Performance Share Units	3/1/2022	-	-	-	11,049	22,098	44,196	-	949,993
Alessandro Silva	-	-	-	-	-	-	-	-	-
-2022 STIP	-	31,500	126,000	252,000	-	-	-	-	-
-SIP	-	-	352,750	-	-	-	-	-	-
-Restricted Share Units	3/1/2022	-	-	-	-	-	-	9,467	300,009
-Restricted Share Units	8/9/2022	-	-	-	-	-	-	29,002	749,992
-rTSR Performance Share Units	3/1/2022	-	-	-	3,489	6,978	13,956	-	299,984
Deborah L. Guerra	-	-	-	-	-	-	-	-	-
-2022 STIP	-	95,750	383,000	766,000	-	-	-	-	-
-Restricted Share Units	3/1/2022	-	-	-	-	-	-	7,100	224,999
-Restricted Share Units	8/9/2022	-	-	-	-	-	-	13,534	349,989
-rTSR Performance Share Units	3/1/2022	-	-	-	2,617	5,234	10,468	-	225,010
Jeremy M. Wilmot	-	-	-	-	-	-	-	-	-
-2022 STIP	-	62,250	249,000	498,000	-	-	-	-	-
-Restricted Share Units	3/1/2022	-	-	-	-	-	-	22,089	700,000
-rTSR Performance Share Units	3/1/2022	-	-	-	8,141	16,283	32,566	-	700,006
Evanthia Aretakis	-	-	-	-	-	-	-	-	-
-2022 STIP	-	108,750	435,000	870,000	-	-	-	-	-
-Restricted Share Units	3/1/2022	-	-	-	-	-	-	29,978	950,003
-rTSR Performance Share Units	3/1/2022	-	-	-	11,049	22,098	44,196	-	949,993

(1)

The amounts shown are possible payouts under the 2022 STIP (and, for Mr. Silva, the SIP). Mr. Silva was also eligible for a SPIF incentive based on a percentage of the amount by which the Company’s license and services revenue from in-year sales during 2022 exceeded $265 million, but there was no “target” award level for such award. For Mr. Wilmot, reflects pro-ration based on his actual base salary earned for 2022. For more information regarding these awards, see “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Awards.”

(2)

The awards shown in columns (f) through (h) reflect shares of our common stock issuable in connection with rTSR Performance Share Awards granted to our Named Executive Officers in 2022. These awards were granted pursuant to the terms of the 2020 Equity and Incentive Compensation Plan. These awards will be earned, if at all, based upon the achievement, over a defined performance period, of applicable performance objectives, as further described above under “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation.”

(3)

The awards shown in column (i) reflect RSUs granted to our Named Executive Officers in 2022, as further described above under “Compensation Discussion and Analysis—Compensation Elements—Interim CEO Compensation” and “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation.” This table does not reflect RSUs granted to Mr. Warsop in connection with his service as a non-employee director prior to his appointment as Interim CEO, the value of which are included in the “2022 Director Compensation” table above.

(4)

The grant date fair value of each equity award granted during 2022 was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For equity awards that are subject to performance conditions, the amounts reflected in column (l) reflect the value at the grant date based upon the probable outcome of such conditions and this amount is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

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Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth the outstanding equity awards for each of our Named Executive Officers for the year ended December 31, 2022.

	Outstanding Equity Awards at 2022 Fiscal Year End
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)		(b)	(c)	(e)	(f)	(g)		(h)	(i)		(j)
Odilon Almeida(8)	03/01/2022 03/01/2021 03/17/2020	- - -	- - -	- - -	- - -	- - -		- - -	25,200 56,914 126,829	(5) (6) (7)	579,600 1,309,022 2,917,067
Thomas W. Warsop, III(9)	08/09/2022	-	-	-	-	9,667		222,341	-		-
Scott W. Behrens	03/01/2022 03/01/2021 03/17/2020 02/21/2017 02/23/2016 01/26/2015 12/12/2013	- - - 64,000 72,333 94,488 39,540	- - - - - - -	- - - 20.12 17.89 19.08 20.51	- - - 02/21/2027 02/23/2026 01/26/2025 12/12/2023	41,022 22,018 14,418 - - - -		943,506 506,414 331,614 - - - -	30,240 25,692 36,654 - - - -	(5) (6) (7)	695,520 590,916 843,042 - - - -
Ram K. Puppala	03/01/2022 11/08/2021	- -	- -	- -	- -	29,978 8,312	(3)	689,494 191,176	22,098 -	(5)	508,254 -
Alessandro Silva	08/09/2022 03/01/2022 03/01/2021	- - -	- - -	- - -	- - -	26,585 9,467 7,728	(4)	611,455 217,741 177,744	- 6,978 -	(5)	- 160,494 -
Deborah L. Guerra	08/09/2022 03/01/2022 03/01/2021 03/17/2020	- - - -	- - - -	- - - -	- - - -	12,406 7,100 3,810 2,949	(4)	285,338 163,300 87,630 67,827	- 5,234 4,447 7,498	(5) (6) (7)	- 120,382 102,281 172,454
Jeremy M. Wilmot(10)	03/01/2022 03/01/2021 03/17/2020 02/21/2017 02/23/2016 01/26/2015 12/12/2013	- - - 40,000 43,400 37,795 21,747	- - - - - - -	- - - 20.12 17.89 19.08 20.51	- - - 02/21/2027 02/23/2026 01/26/2025 12/12/2023	22,089 11,009 7,209 - - - -		508,047 253,207 105,807 - - - -	16,283 12,846 18,327 - - - -	(5) (6) (7)	374,509 295,458 421,521 - - - -
Evanthia Aretakis(11)		-	-	-	-	-		-	-		-

(1)	Unless otherwise noted, all restricted stock units become exercisable as follows: One-third on each of the first three anniversaries of the date of grant.
(2)

The market value of the stock awards that have not vested is calculated by multiplying the number of shares set forth in column (g) or (i) (as applicable) by the closing price of our common stock at December 30, 2022 (the last trading day of 2022), $23.00 per share.

(3)	Mr. Puppala’s restricted stock units vest in substantially equal installments on each of the first two anniversaries of the grant date.
(4)	Mr. Silva and Ms. Guerra’s restricted stock units vest in substantially equal installments quarterly for three years following the grant date.
(5)

2022 LTIP Performance Shares that have a three-year performance period (March 1, 2022 – February 28, 2025) and vest, if at all, following February 28, 2025, based on relative total shareholder return versus the applicable peer group. The number of shares denoted is the number issuable for on-target performance.

(6)

2021 LTIP Performance Shares that have a three-year performance period (2021 – 2023) and vest, if at all, following December 31, 2023, based on relative total shareholder return versus the applicable peer group. The number of shares denoted is the number issuable for on-target performance.

(7)

2020 LTIP Performance Shares that have a three-year performance period (2020 – 2022) and vest, if at all, following December 31, 2022, based on relative total shareholder return versus the applicable peer group. The number of shares denoted is the number issuable for on-target performance.

(8)

Mr. Almeida’s employment terminated as President & CEO of ACI Worldwide, Inc. effective on November 7, 2022. Amounts reported for Mr. Almeida represent pro-rata portions of the awards outstanding as of December 31, 2022 and eligible to vest pursuant to the 2022 CEO Severance Agreement.

(9)

Mr. Warsop was a director and the non-executive Chair of the Company’s Board of Directors, and he ceased receiving compensation for such service with his appointment as Interim CEO on November 7, 2022. This amount reflects an RSU award that he received for his service as a non-employee member of the Board prior to his appointment as Interim CEO, which RSU award generally vests on the earlier of (a) the first anniversary of the grant date, and (b) the date of the Company’s next annual meeting of stockholders.

(10)	During his service as Special Advisor to the CEO, Mr. Wilmot remained eligible to vest in his outstanding equity awards in accordance with their terms.
(11)	Mrs. Aretakis, former Chief Revenue Officer, terminated her employment with the Company effective on May 6, 2022, which resulted in all outstanding awards being forfeited.

2023 PROXY STATEMENT  73

2022 Option Exercises and Stock Vested

The following table sets forth option exercises and stock vested for each of our Named Executive Officers for the year ended December 31, 2022.

2022 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
(a)	(b)	(c)	(d)	(e)
Odilon Almeida	-	-	99,260	2,632,390
Thomas W. Warsop, III	-	-	6,440	171,562
Scott W. Behrens	55,524	412,543	51,443	1,675,371
Ram K. Puppala	-	-	8,313	172,994
Alessandro Silva	-	-	6,281	155,991
Jeremy M. Wilmot	9,255	56,455	25,720	837,636
Deborah L. Guerra	-	-	8,590	239,440
Evanthia Aretakis	40,000	173,574	29,411	956,456

(1)	The amounts in column (c) were calculated by determining the difference between the market price of the underlying shares at exercise and the exercise price of the options. The amounts in column (e) were calculated by multiplying the number of vested shares by the closing price per share of ACI common stock on the vesting date.

2022 Nonqualified Deferred Compensation

Our Named Executive Officers (other than the Interim CEO) are eligible to participate in our Amended and Restated Deferred Compensation Plan (the “DCP”). Pursuant to the DCP, participating Named Executive Officers may elect to defer a portion of their eligible compensation. The Company may, in its discretion, credit participant accounts with Company contributions. Participant contributions are always fully vested, and Company contributions may be subject to a vesting schedule of up to five years. Participants in the DCP are permitted to elect from among one or more earnings indices designated by the Compensation Committee in which to notionally invest their DCP balances. Unless otherwise elected by the participant, balances in a participant’s account under the DCP are generally distributed in a lump sum on the earliest of (1) the participant’s separation from service, (2) the participant’s death, or (3) the participant’s qualifying disability.

Name	Executive Contributions in 2022 ($) (b)(1)	Registrant Contributions in 2022 ($) (c)	Aggregate Earnings in 2022 ($) (d)(2)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)(3)
Odilon Almeida	-	-	-	-	-
Thomas W. Warsop, III	-	-	-	-	-
Scott W. Behrens	-	-	-	-	-
Ram K. Puppala	$82,000	-	($5,108)	-	$76,892
Alessandro Silva	-	-	-	-	-
Jeremy M. Wilmot	-	-	-	-	-
Deborah L. Guerra	$37,383	-	($1,058)	-	$36,325
Evanthia Aretakis	-	-	-	-	-

(1)	The amount reported in this column is reported as “Salary” in the 2022 Summary Compensation Table.
(2)	The amount reported in this column is not reported in the 2022 Summary Compensation Table because the earnings are not above-market or preferential.
(3)	None of the amounts reported in this column were reported as compensation in our Summary Compensation Tables for prior fiscal years.

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Potential Payments Upon Termination or Change in Control

Severance Policy

For Named Executive Officers, we adopted a severance policy which we refer to as our Severance Pay Plan. That policy provides severance, medical and dental continuation benefits to eligible employees. Under the Plan, all members of the Executive Leadership Team participated during 2022 (except for the Interim CEO, and as described below with respect to the Former CEO). Participating Named Executive Officers are eligible to receive one year’s worth of base salary, target bonus, and a one-year continuation of benefits and outplacement services effective from July 1, 2022.

CEO Severance Agreement

In connection with the commencement of his employment on March 8, 2020, we entered into a severance agreement with our Former CEO (the “Prior CEO Severance Agreement”). That severance agreement expired on its second anniversary, March 8, 2022, and our Former CEO did not participate in our severance policy while it was in effect. The Prior CEO Severance Agreement provided for certain post-employment payments and benefits in the event of termination of employment under certain circumstances. After the expiration of the Prior CEO Severance Agreement, our Former CEO temporarily became a participant in our severance policy. On April 15, 2022, we entered into a new severance agreement with the Former CEO (the “2022 CEO Severance Agreement”), which was in effect upon his separation from employment in November 2022; he did not participate in our severance policy while the 2022 CEO Severance Agreement was in effect.

The 2022 CEO Severance Agreement provided that if the Company terminated Mr. Almeida’s employment other than for “Cause,” death or “Disability,” or Mr. Almeida terminated his employment for “Good Reason,” other than in circumstances covered by Mr. Almeida’s CIC Agreement (defined below), Mr. Almeida would be entitled to the following benefits: (1) a lump sum cash amount equal to 1.5 times the sum of his annual base salary plus his target annual bonus; (2) generally, at least 18 months of continued benefits to him and his family at the same after-tax cost to him as would have applied prior to the termination (or certain economically equivalent benefits); (3) pro-rata vesting of his then-outstanding restricted stock units; and (4) pro-rata vesting of his then-outstanding performance stock units based on actual performance for the full performance period. Pro-rata vesting of equity awards as described above is based on Mr. Almeida’s completed months of service during the vesting or performance period, as applicable. The terms “Cause,” “Disability,” and “Good Reason” have the meanings assigned thereto in Mr. Almeida’s Change in Control Employment Agreement. The separation benefits described above are generally subject to Mr. Almeida’s execution and non-revocation of a customary release of claims in favor of the Company, as well as his compliance with certain customary confidentiality, non-competition, and employee and customer non-solicitation restrictive covenants.

Change in Control Agreements

We have entered into a Change in Control Agreement (the “CIC Agreement”) with each of our Named Executive Officers other than the Interim CEO (each an “Executive” for purposes of this section). The CIC Agreement has an initial term of two years and is extended by two years on each anniversary of the effective date unless proper notice is provided to the Executive.

The CIC Agreement provides that ACI will employ the Executive for a two-year period following a change in control (as defined in the CIC Agreement) (the “Employment Period”). During the Employment Period, ACI will (i) pay the Executive a base salary equal to the highest annual rate of base salary paid or payable to the executive for the 12-month period prior to the change in control, (ii) award the Executive for each fiscal period during the Employment Period total annual and quarterly bonus opportunities equal to at least the executive’s target annual and quarterly bonus opportunities for the year in which the change in control occurs, and (iii) allow the Executive opportunities to participate in ACI’s incentive, savings and retirement plans to an extent no less favorable than opportunities provided for by ACI in the 120-day period prior to the effective date of any change in control.

2023 PROXY STATEMENT  75

The CIC Agreement also sets forth our obligations in the event the Executive’s employment terminates during the Employment Period. The following is a summary of such obligations.

Termination of Employment by the Company Other Than for Cause or by the Executive for Good Reason

The CIC Agreement provides that if the Executive’s employment is terminated during the Employment Period other than for cause or the Executive’s death or disability, or the Executive terminates employment for good reason, the Executive will be entitled to receive from ACI certain payments and benefits, contingent upon the receipt of a release of claims as set forth in the CIC Agreement. These payments and benefits include (i) the lump sum of (a) the Executive’s unpaid current-year annual base salary through the date of termination, a portion of current-year bonus based on the current-year target annual bonus, prorated through the date of termination, and any accrued and unpaid vacation pay (together, the “Accrued Obligations”), plus (b) two times, the sum of the annual base salary and target annual bonus; (ii) continued participation at ACI’s cost in welfare benefits plans in which the Executive would have been participating for two years, from the date of termination or until the Executive receives equivalent benefits from a subsequent employer, in which case, welfare benefits plans provided pursuant to the CIC Agreement shall be secondary to those provided under such other plans during the applicable period of eligibility; (iii) outplacement services at ACI’s sole expense, not to exceed $50,000; (iv) any unpaid amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice, program, or any other contract or agreement with ACI or the affiliated companies at or subsequent to the date of termination (the “Other Benefits”); and (v) the Executive shall become fully vested and entitled to immediately exercise (if applicable), all stock-based awards, granted to the Executive under any plans or agreement of ACI.

Death

If the Executive’s employment is terminated by reason of the Executive’s death, we must provide the Executive’s estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits and will have no other severance obligations under the CIC Agreement.

Disability

If the Executive’s employment is terminated by reason of the Executive’s disability, we must provide the Executive with the Accrued Obligations and the timely payment or delivery of the Other Benefits and shall have no other severance obligations under the CIC Agreement.

Termination of Employment for Cause or by Executive Other Than for Good Reason

The CIC Agreement provides that if the Executive’s employment is terminated for cause, ACI shall provide the Executive with the executive’s annual base salary through the date of termination, and the timely payment or delivery of the Other Benefits and shall have no other severance obligations under the CIC Agreement. If the Executive voluntarily terminates employment, excluding a termination for good reason, ACI shall provide to the Executive the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the CIC Agreement.

No Tax Gross-Up

The CIC Agreement does not require ACI to pay the Executive any gross-up payments for excise taxes that may be imposed upon the Executive as a result of any payments made pursuant to the CIC Agreement. Instead, the CIC Agreements provide for a “best results” provision, which can, in certain circumstances, reduce the amount of payments to an Executive contingent on a change in control, if such reduction would provide the Executive a higher payment net of taxes, including the “Golden Parachute” tax under Section 280G of the Internal Revenue Code.

Acceleration of Equity Awards

No awards accelerate upon a “single trigger” Change in Control.

Non-solicitation and Non-Competition Provisions

During the Employment Period and for a period of one year following termination of employment, each Executive agrees not to (i) enter into or engage in any business that competes with ACI’s business within a specified restricted territory; (ii) solicit customers with whom the Executive had any contact or for which such Executive had any responsibility (either direct or

76

supervisory) at the date of termination or at any time during the one year prior to such date of termination, whether within or outside of the restricted territory, or solicit business, patronage or orders for, or sell, any products and services in competition with, or for any business that competes with ACI’s business within the restricted territory; (iii) divert, entice or otherwise take away any customers, business, patronage or orders of ACI within the restricted territory, or attempt to do so; (iv) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business that competes with ACI’s business within the restricted territory; or (v) solicit, induce or attempt to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of ACI and/or its affiliated companies to terminate their employment, representation or other association with ACI and/or its affiliated companies, provided that the foregoing shall not apply to general advertising not specifically targeted at employees, sales representatives, agents or consultants of ACI and/or its affiliated companies.

Release

As a condition to receiving any of the severance benefits under the CIC Agreements, the Executive is required to release ACI and its employees from all claims that the Executive may have against them.

Post-Termination Benefits Under Incentive Plans

Short-Term Incentive Plan Terms

Under the 2022 STIP, to be entitled to a payment, the executive, including our Named Executive Officers, must be employed by ACI on the date of payment. If employment with ACI is terminated for any reason prior to the payment date, the executive will not be eligible for a bonus under the 2022 STIP and the executive forfeits all rights to such payment except to the extent otherwise provided by ACI (including under the CIC Agreements).

The individual award agreements with each executive officer, including our Named Executive Officers, related to the 2022 STIP program, grant ACI the right to require an executive officer to forfeit his or her right to payment or to reimburse ACI for any payments previously paid, along with any other action ACI deems necessary or appropriate, in the event it is determined that the executive officer engaged in misconduct in the course of his or her employment.

Equity Incentive Plan Terms

Performance Shares. The award agreements for performance shares generally provide that if an employee, including a Named Executive Officer, voluntarily terminates employment with ACI prior to payment of the performance shares, all performance shares are forfeited. In the event of death, disability, or termination of employment by the Company without cause, the award agreements generally provide that ACI will provide the employee a pro-rata portion of the performance shares during the full fiscal quarters completed during the applicable performance period until the date of termination based on the shares earned through the end of the full performance period. Such amounts will be paid as soon as practicable after determination of the number of shares earned under the rTSR Performance Share Awards (“PSA”). Upon the close of a change in control, the performance period for our PSAs will be truncated and the actual performance will be measured. The earned awards will then convert to RSUs with a vesting schedule equal to the PSAs. A copy of the form of LTIP Performance Shares Agreement used to grant performance shares to employees, including our Named Executive Officers, under the 2020 Equity Plan was filed as Exhibits 10.10 and 10.18 to our Annual Report filed February 24, 2022.

RSUs. The award agreements for RSUs generally provide that if any employee, including a Named Executive Officer, voluntarily terminates employment with ACI, the employee forfeits all unvested RSUs. However, the award agreements also generally provide that if the employee’s employment terminates due to death or disability, all RSUs will immediately vest upon the employee’s termination due to death or disability. A copy of the form of RSU Award Agreement used to grant RSUs to employees, including our Named Executive Officers, under the 2020 Equity Plan was filed as Exhibits 10.09 and 10.17 to our Annual Report filed February 24, 2022.

Forfeiture and Right of Recoupment

Our recoupment policy, which applies to all award recipients, including Named Executive Officers, provides that (a) if ACI is required to restate its consolidated financial statements because of material noncompliance due to irregularities with the federal securities laws, which restatement is due, in whole or in part, to the misconduct of the employee, or (b) it is determined that the employee has otherwise engaged in misconduct (whether or not such misconduct is discovered prior to the

2023 PROXY STATEMENT  77

termination of the employee’s employment), ACI has the right to (a) cause the forfeiture or cancellation of any unvested and/or vested portion of an option, any unvested restricted shares or RSUs, or any unearned performance shares; (b) cause the transfer of ownership back to ACI of any vested shares not subject to transfer restrictions, common shares issued as payment for earned performance shares or RSUs, or cash received as payment for earned performance shares or RSUs; (c) recoup any proceeds from (i) the exercise or vesting of an option, (ii) the vesting of the restricted shares, (iii) the sale of shares of our common stock issued pursuant to the exercise of the option or as payment for earned performance shares or RSUs and (iv) the sale of any unrestricted shares, along with any other action ACI determines is necessary or appropriate and in the best interest of ACI and its stockholders; and (d) recoup any annual incentive cash-based payouts.

Potential Post-Termination Benefits Table

The table below quantifies certain compensation and benefits that would have become payable to our Named Executive Officers who remained with the Company through the end of 2022 (other than Mr. Wilmot, who transitioned to part-time employment during 2022) in the event such executive officer’s employment had terminated on December 30, 2022 under various circumstances. For Mr. Almeida, Ms. Aretakis, and Mr. Wilmot, their actual separation arrangements are discussed below this table.

The estimates set forth in the table below are based on our Named Executive Officers’ compensation and service levels as of such date and, if applicable, the closing stock price of our common stock on December 30, 2022, the last trading day of 2022, which was $23.00. These benefits are in addition to benefits generally available to salaried employees such as distributions under our 401(k) Plan, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed to our Named Executive Officers may be different. Factors that could affect these amounts include the timing of any such event and our stock price.

78

	By Executive		By ACI
Compensation Program	For Good Reason ($)	Other Than Good Reason ($)	For Cause ($)	Without Cause ($)	Death ($)	Disability ($)	Involuntary or For Good Reason After Change in Control ($)
Cash Severance:
Thomas W. Warsop, III	0	0	0	0	0	0	0
Scott W. Behrens	0	0	0	950,000	0	0	1,900,000
Ram K. Puppala	0	0	0	820,000	0	0	1,640,000
Alessandro Silva	0	0	0	840,000	0	0	1,680,000
Deborah L. Guerra	0	0	0	766,000	0	0	1,532,000
Bonus Payment(1)
Thomas W. Warsop, III	0	0	0	0	0	0	0
Scott W. Behrens	0	0	0	0	0	0	475,000
Ram K. Puppala	0	0	0	0	0	0	410,000
Alessandro Silva	0	0	0	0	0	0	527,750
Deborah L. Guerra	0	0	0	0	0	0	305,351
RSUs:
Thomas W. Warsop, III	0	0	0	0	0	0	0
Scott W. Behrens	0	0	0	0	1,781,534	1,781,534	1,781,534
Ram K. Puppala	0	0	0	0	880,670	880,670	$880,670
Alessandro Silva	0	0	0	0	1,006,940	1,006,940	1,006,940
Deborah L. Guerra	0	0	0	0	604,095	604,095	604,095
Performance Shares(2):
Thomas W. Warsop, III	0	0	0	0	0	0	0
Scott W. Behrens	0	0	0	1,468,826	1,468,826	1,468,826	2,129,478
Ram K. Puppala	0	0	0	169,418	169,418	169,418	508,254
Alessandro Silva	0	0	0	53,498	53,498	53,498	160,494
Deborah L. Guerra	0	0	0	280,769	280,769	280,769	395,117
Health & Welfare Benefits Continuation:
Thomas W. Warsop, III	0	0	0	0	0	0	0
Scott W. Behrens	0	0	0	28,129	0	0	39,483
Ram K. Puppala	0	0	0	27,163	0	0	39,483
Alessandro Silva	0	0	0	27,832	0	0	48,670
Deborah L. Guerra	0	0	0	27,163	0	0	52,096
Outplacement Services:
Thomas W. Warsop, III	0	0	0	0	0	0	0
Scott W. Behrens	0	0	0	10,275	0	0	50,000
Ram K. Puppala	0	0	0	10,275	0	0	50,000
Alessandro Silva	0	0	0	10,275	0	0	50,000
Deborah L. Guerra	0	0	0	10,275	0	0	50,000
Totals:
Thomas W. Warsop, III	0	0	0	0	0	0	0
Scott W. Behrens	0	0	0	2,457,230	3,250,360	3,250,360	6,375,495
Ram K. Puppala	0	0	0	1,026,856	1,050,088	1,050,088	3,528,407
Alessandro Silva	0	0	0	931,605	1,060,438	1,060,438	3,473,854
Deborah L. Guerra	0	0	0	1,084,206	884,864	884,864	2,938,659

(1)

Bonus Payment represents the amount to be paid under “Accrued Obligations” which is generally the product of (x) the target annual bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365. The termination date is assumed to be on the last day of the year that results in a bonus payment equal to the full target annual bonus. With respect to Mr. Silva’s 2022 SPIF award, amount assumes that award would have been paid based on actual performance, because the award did not have a “target” level.

(2)	The estimated pro-rata portion of performance shares (assuming target performance) set forth in this table includes the performance shares granted on March 17, 2020, March 1, 2021, and March 1, 2022.

2023 PROXY STATEMENT  79

Actual NEO Departures and Transitions During 2022

Former CEO Separation Arrangement

As discussed above, we terminated Mr. Almeida’s employment without “Cause” on November 7, 2022, and Mr. Almeida was entitled to severance compensation and benefits under the 2022 CEO Severance Agreement consisting of: (1) a lump sum cash payment of $2,100,000 (equal to 1.5 times the sum of his annual base salary plus his target annual bonus); (2) pro-rata vesting of his outstanding RSUs (valued at approximately $1,034,859), including the pro-rated third tranche of his 2020 RSU award (16,592 RSUs), the pro-rated second tranche of his 2021 RSU award (14,326 RSUs), and the pro-rated first tranche of his 2022 RSU award (18,408 RSUs); (3) pro-rata vesting of his outstanding rTSR Performance Shares based on the extent any are earned at the end of the respective performance periods (estimated at approximately $4,805,689, assuming target performance and using the closing price of our stock on December 30, 2022, which estimate may not correspond to the actual value realized by Mr. Almeida, if any); and (4) at least 18 months of continued benefits to him and his family at the same after-tax cost to him as would have applied prior to the termination (valued at approximately $15,249).

The separation benefits described above were subject to Mr. Almeida’s execution and non-revocation of a customary release of claims in favor of the Company, as well as his compliance with certain customary confidentiality, non-competition, and employee and customer non-solicitation restrictive covenants.

In connection with his departure, the Company also entered into a transition services agreement with Mr. Almeida covering the remainder of November 2022. Under the transition services agreement, Mr. Almeida received total fees of $44,000.

Other NEO Departures and Transitions During 2022

As discussed in the Compensation Discussion and Analysis above, on May 6, 2022, Ms. Aretakis voluntarily terminated her employment and ceased serving as our CRO and as an officer of the company. Under our severance policy, Ms. Aretakis was not entitled to severance compensation.

On July 5, 2022, Mr. Wilmot ceased serving as our CPO and as an officer of the company. He then served as a Special Advisor to the Company’s CEO. During his service as Special Advisor to the CEO, Mr. Wilmot (1) received a salary of $7,600 for 40 hours worked monthly, (2) received an additional $190 per hour worked in excess of 40 hours monthly, (3) remained eligible to receive an award under the Company’s 2022 short-term incentive program, with a target award equal to 100% of his base salary actually earned for 2022, (4) continued to vest in his outstanding equity-based awards in accordance with their terms, and (5) remained eligible for benefits available to part-time employees. Mr. Wilmot’s employment with the Company ceased on March 31, 2023, and he did not receive any severance compensation or benefits in connection with his departure.

80

Pay Ratio Disclosure

Our CEO to median employee pay ratio is approximately 139:1 and was calculated in accordance with Item 402(u) of Regulation S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below.

We identified the employee with compensation at the median of the annual total compensation of all of our employees (other than our CEO) by examining the calendar year total cash compensation between January 1, 2022 and December 31, 2022 (using December 31, 2022 as the “median employee determination date”), including salary or wages plus overtime paid, and any earned cash incentive compensation for 2022, for all individuals, excluding Mr. Almeida and Mr. Warsop, who were employed by us (including our consolidated subsidiaries) on the median employee determination date, whether employed on a full-time, part-time, seasonal or temporary basis, subject to the application of the “de minimis” exemption as described below.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using FX rates in effect on the median employee determination date.

For employees on a leave of absence, we calculated compensation on an annualized basis. However, we did not include employees absent on an unpaid leave of absence for the entire measurement period (i.e., all of 2022).

The de minimis exemption allows us to exclude up to 5% of our total employees who are non-U.S. employees. Our total number of employees, including U.S. and non-U.S. employees, as of the median employee determination date was 3,166, and we used this number to calculate the maximum number of employees excludable under the de minimis exemption. Accordingly, in identifying the median employee, we used the de minimis exemption to exclude the following approximate numbers of employees who were employed in the following countries:

Excluded Country	Employees	Excluded Country	Employees	Excluded Country	Employees
Argentina	7	Ecuador	2	Korea	2
Austria	15	Finland	1	Netherlands	18
Belgium	5	Greece	1	New Zealand	19
Chile	5	Hong Kong	3	Pakistan	1
China	15	Indonesia	3	Philippines	5
Croatia	2	Kenya	1	Saudi Arabia	1

Using the median employee based on the methodology described above, we calculated annual total compensation for such median employee using the same methodology we used to calculate the amount reported for our Named Executive Officers in the “Total” column of the 2022 Summary Compensation Table, set forth above in this proxy statement.

As disclosed in the 2022 Summary Compensation Table, the annual total compensation for fiscal year 2022 for our Former CEO was $10,280,267, and the annual total compensation for fiscal year 2022 for our Interim CEO was $577,608. As permitted under SEC rules we are combining these two amounts to determine the annual total CEO compensation for fiscal 2022 ($10,857,875). The annual total compensation for the median employee for fiscal year 2022 was $78,168. The resulting ratio of our CEO’s annual total compensation (based on the combined amount described above) to the annual total compensation of our median employee for fiscal year 2022 is approximately 139:1.

2023 PROXY STATEMENT  81

Pay Versus Performance Disclosure

Pay Versus Performance
							Value of Initial Fixed $100 Investment Based On: (5)
Year (1) (a)	Summary Compensation Table Total for PEO 1 (2) (b)	Compensation Actually Paid for PEO 1 (3) (c)	Summary Compensation Table Total for PEO 2 (2) (d)	Compensation Actually Paid for PEO 2 (3) (e)	Average Summary Compensation Table Total for Non-PEO NEOs (2) (h)	Average Compensation Actually Paid for Non-PEO NEOs (4) (i)	Total Shareholder Return (j)	Peer Group Total Shareholder Return (6) (k)	Net Income (l)	Company- Selected Measure: Gross Revenue (7) (m)
2022	$10,280,267	($5,735,389)	$577,608	$799,949	$2,450,602	$790,615	$61	$119	$142,177,000	$1,421,901,000
2021	$8,768,059	$2,003,203	$0	$0	$2,667,749	$1,273,508	$92	$130	$127,791,000	$1,370,598,000
2020	$7,001,341	$10,687,663	$0	$0	$2,241,571	$1,643,342	$101	$101	$72,660,000	$1,294,322,000

1.	The Company’s principal executive officers (“PEOs”) for the applicable years were as follows:

–	2020: Odilon Almeida served as the CEO from March 9, 2020 to December 31, 2020 (“PEO 1”).
–	2021: Odilon Almeida served as the CEO for the entirety of 2021.
–	2022: Odilon Almeida served as the CEO from January 1, 2022 to November 7, 2022; Thomas W. Warsop, III served as the Interim CEO from November 7, 2022 to December 31, 2022 (“PEO 2”).

The Company’s non-PEO NEOs for the applicable years were as follows:

–	2020: Scott W. Behrens, Dennis P. Byrnes, Evanthia Aretakis, Jeremy W. Wilmot, and Craig Saks.
–	2021: Scott W. Behrens, Evanthia Aretakis, Dennis P. Byrnes, Jeremy M. Wilmot, and Ram K. Puppala.
–	2022: Scott W. Behrens; Ram K. Puppala, Alessandro Silva, Deborah L. Guerra; Evanthia Aretakis, and Jeremy M. Wilmot.

2.
Amounts reported in this column represent (i) the total compensation reported in the
Summary
Compensation Table for the
applicable
year for the Company’s PEO(s) and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s non-PEO
NEOs. Note that Mr. Saks is being reported as a
non-PEO
NEO for the entirety of 2020 as the majority of his compensation awarded
and
earned reflects his time as a
non-PEO
NEO and his compensation in the summary compensation table is not divided between his time as PEO and a non-PEO
NEO. If Mr. Saks was disclosed as a PEO for the time he spent in that position, we estimate that his total compensation as reported in the summary compensation table would have been $85,385. and his compensation actually paid would have been -$119,010.

3.
Amounts reported in this column represent the compensation actually paid to PEO 1 and PEO 2, based
on their respective total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

PEO 1
			2020	2021	2022
	Summary Compensation Table – Total Compensation	(a)	$7,001,341	$8,768,059	$10,280,267
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	($6,200,006)	($7,249,979)	($7,499,989)
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$9,886,328	$5,268,521	$516,852
+/-	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$0	($4,783,398)	($1,540,093)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0	$0	$383,070
+/-	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$0	$0	($429,451)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$0	($7,446,046)
=	Compensation Actually Paid		$10,687,663	$2,003,203	($5,735,389)

82

PEO 2
			2020	2021	2022
	Summary Compensation Table – Total Compensation	(a)	-	-	$577,608
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	-	-	$0
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	-	-	$222,341
+/-	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	-	-	$0
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	-	-	$0
+/-	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	-	-	$0
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	-	-	$0
=	Compensation Actually Paid		-	-	$799,949

a)	Represents “Total” compensation as reported in the Summary Compensation Table for the indicated fiscal year.
b)	Represents the aggregate grant date fair value of the stock awards and option awards granted to the officer during the indicated fiscal year, computed in accordance with FASB ASC 718.
c)
Represents the aggregate fair value as of the indicated fiscal year-end
of the officer’s outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.

d)
Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by the officer as of the last day of the indicated fiscal year (as compared to the last day of the preceding fiscal year), computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

e)
Represents the aggregate fair value at vesting of the stock awards and option awards that were granted to the officer and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock award and option award held by the officer that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

g)
Represents the aggregate fair value as of the last day of the prior fiscal year of the officer’s stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

4.
Amounts reported in this column represent the compensation actually paid to the NEOs other than the PEO in the indicated fiscal year, based on the average “Total” compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below (with the numbers in the table below each representing average amounts for the applicable non-PEO
NEOs):

Non-PEO NEOs
			2020	2021	2022
	Summary Compensation Table – Total Compensation	(a)	$2,241,571	$2,667,749	$2,450,602
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	($1,669,991)	($1,545,208)	($1,658,331)
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$1,843,117	$1,213,298	$846,128
+/-	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	($13,493)	($726,968)	($344,896)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0	$0	$11,817
+/-	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$34,993	($335,364)	($227,309)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	($792,854)	$0	($287,395)
=	Compensation Actually Paid		$1,643,342	$1,273,508	$790,615

Please see footnote 1 for the non-PEO NEOs included in the average for each indicated fiscal year. See footnote 3 for explanations of the amounts included in each row of this table.

5.
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock and in the index. Historic stock price performance is not necessarily indicative of future stock price performance.

6.	The TSR peer group consists of the S&P MidCap 400 Index.
7.
As noted in the CD&A, for 2022, the Compensation Committee determined that gross revenue was viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in our annual bonus program for the years 2020, 2021 and 2022.

2023 PROXY STATEMENT
  83

Relationship Between Pay and Performance
“Compensation actually paid” (“CAP”), as required
under
SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end
stock prices, various accounting
valuation
assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation Committee assessed
“pay-for-performance”
and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see “Compensation Discussion and Analysis” in this Proxy Statement and in the proxy statements for 2020 and 2021.
Below are graphs showing the relationship of “Compensation Actually Paid” to our CEO and other NEOs (on average) in our fiscal years 2020, 2021 and 2022 to (1) TSR of both our common stock and the S&P MidCap 400 Index, (2) our net income, and (3) our gross revenue.

84

Tabular List of Financial Performance Measures
The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually
paid to the NEOs for 2022 to Company performance:

Most Important Financial Performance Measures
1-Year Adjusted EBITDA
1-Year Gross Revenue
Relative Total Shareholder Return

2023 PROXY STATEMENT
  85

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions

Pursuant to the Audit Committee charter, any proposed related person transaction is to be submitted to the Audit Committee for review and approval, and no such transaction may be entered into without the Audit Committee’s prior approval. A “related person transaction” is a transaction between us and a related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which the related person has or will have a direct or indirect material interest. Related persons include our directors, executive officers, their respective immediate family members and 5% beneficial owners of our common stock. The Audit Committee reviews and considers each transaction in light of the specific facts and circumstances presented.

Compensation Committee Interlocks and Insider Participation

During 2022, James C. Hale, Mary P. Harman, Didier R. Lamouche, Adalio T. Sanchez and Samir Zabaneh served on the Compensation Committee. No member of the Compensation Committee was at any time during 2022, or at any other time, an officer or employee of ACI. None of our executive officers currently serves, or in 2022 has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other company that has one or more of its executive officers serving on our Board or Compensation Committee.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are ACI stockholders will be “householding” our proxy materials. A single Internet Availability Notice, set of proxy materials or annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Internet Availability Notice and/or separate proxy statement and annual report, please notify your broker and direct your written request to ACI’s office located at 2811 Ponce de Leon Blvd, PH 1, Coral Gables, Florida 33134 or call (305) 894-2200. ACI undertakes to deliver promptly to a stockholder upon such written or oral request a separate Internet Availability Notice, set of proxy materials or annual report. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

86

Annual Report

Stockholders may obtain a copy of our Annual Report and a list of the exhibits thereto without charge by written request delivered to ACI, Attn: Investor Relations, 2811 Ponce de Leon Blvd, PH 1, Coral Gables, Florida 33134 Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available on our website at aciworldwide.com as soon as reasonably practicable after we file such information electronically with the SEC.

Stockholder Communications with our Board

Communications from stockholders to our Board, including stockholder director recommendations as well as stockholder proposals submitted in accordance with the procedures described in this Proxy Statement, may be delivered to our Secretary at 2811 Ponce de Leon Blvd, PH 1, Coral Gables, Florida 33134; or via telephone to (305) 894-2200. These communications will be received by our Secretary, who will forward them to the appropriate members of our Board.

2023 PROXY STATEMENT  87

Other Matters

Our Board does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

By Order of the Board of Directors

88

Appendix A

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measure indicated in the table, which excludes significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.

Adjusted EBITDA is a non-GAAP financial measure defined as net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income. The following is a reconciliation of Adjusted EBITDA to net income for the years ended December 31, 2022 and 2021:

Adjusted EBITDA (millions)	Years Ended December 31,
	2022	2021
Net income	$142.2	$127.8
Plus:
Income tax expense	64.5	47.3
Net interest expense	40.6	33.5
Net other (income) expense	(43.4)	1.3
Depreciation expense	23.2	20.9
Amortization expense	104.1	112.5
Non-cash stock-based compensation expense	29.8	27.2

Adjusted EBITDA before significant transaction-related expenses	$361.0	$370.5
CEO transition	3.6	-
Employee related actions	-	10.3
European datacenter migration	5.8	-
Divestiture transaction related	3.0	-
Other	-	3.1

Adjusted EBITDA	$373.4	$383.9

2023 PROXY STATEMENT  A-1

Appendix B

ACI WORLDWIDE, INC.

2020 EQUITY AND INCENTIVE COMPENSATION PLAN

(Amended and Restated Effective June 1, 2023)

1. Purpose. The purpose of this Plan is to permit award grants to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

2. Definitions. As used in this Plan:

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c) “Board” means the Board of Directors of the Company.

(d) “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e) “Change in Control” has the meaning set forth in Section 12 of this Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.

(g) “Committee” means the Compensation and Leadership Development Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.

(h) “Common Shares” means the shares of Common Stock, par value $0.005 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(i) “Company” means ACI Worldwide, Inc., a Delaware corporation, and its successors.

(j) “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(k) “Director” means a member of the Board.

(l) “Effective Date” means June 9, 2020.

(m) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

2023 PROXY STATEMENT  B-1

(o) “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(p) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.

(q) “Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the NASDAQ Global Select Market or, if the Common Shares are not then listed on the NASDAQ Global Select Market, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(r) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(s) “Option Price” means the purchase price payable on exercise of an Option Right.

(t) “Option Right” means the right to purchase Common Shares upon exercise of an award granted pursuant to Section 4 of this Plan.

(u) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).

(v) “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(w) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(x) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(y) “Plan” means this ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time. This Plan was last amended and restated effective June 1, 2023.

(z) “Predecessor Plans” means the ACI Worldwide, Inc. 2005 Equity and Performance Incentive Plan and the ACI Worldwide, Inc. 2016 Equity and Performance Incentive Plan, in each case including as amended or amended and restated.

(aa) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(bb) “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of a specified period.

B-2

(cc) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(dd) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(ee) “Stockholder” means an individual or entity that owns one or more Common Shares.

(ff) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(gg) “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3. Shares Available Under this Plan.

(a) Maximum Shares Available Under this Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 11,618,754 Common Shares (consisting of 6,658,754 Common Shares that were approved by Stockholders in 2020 and 4,960,000 Common Shares to be approved by Stockholders in 2023) minus (y) as of the Effective Date, one Common Share for every one Common Share subject to an award granted under the Predecessor Plans between April 16, 2020 and the Effective Date. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.

(b) Share Counting Rules.

(i)

Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii)

If, after April 16, 2020, any Common Shares subject to an award granted under a Predecessor Plan are forfeited, or an award granted under a Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.

(iii)

Notwithstanding anything to the contrary contained in this Plan: (A) Common Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right (or the option price of an option granted under a Predecessor Plan) shall not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (B) Common Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to awards (other than as described in clause (C)) shall not be

2023 PROXY STATEMENT  B-3

added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (C) Common Shares withheld by the Company, tendered or otherwise used prior to the tenth anniversary of the Amendment and Restatement Date to satisfy tax withholding with respect to awards other than Option Rights or Appreciation Rights (or options or stock appreciation rights granted under the Predecessor Plan) shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (D) Common Shares subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof shall not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; and (E) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights shall not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan.

(iv)

If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c) Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 11,618,754 Common Shares.

(d) Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per Common Share, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(f) Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.

(g) Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

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(h) No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(i) Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(j) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights.

(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.

(ii)

Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(iii)	Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(iv)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(v)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Also, regarding Appreciation Rights:

(i)

Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)

No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6. Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section 6(g) of this Plan) , but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

2023 PROXY STATEMENT  B-5

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.

(f) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(g) Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock shall be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination or employment of service of a Participant or in the event of a Change in Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units shall be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.

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(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(c) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.

(d) Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned.

(e) The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, which dividend equivalents shall be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(f) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9. Other Awards.

(a) Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Committee determines.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c) The Committee may authorize the grant of Common Shares as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d) The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Shares;

2023 PROXY STATEMENT  B-7

provided, however, that dividend equivalents or other distributions on Common Shares underlying awards granted under this Section 9 shall be deferred until and paid contingent upon the earning and vesting of such awards.

(e) Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.

(f) Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

10. Administration of this Plan.

(a) This Plan will be administered by the Committee; provided, however, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c) To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. To the extent permitted by law, and in compliance with any applicable legal requirements, the Committee may, by resolution, authorize one or more officers of the Company to authorize the granting or sale of awards under this Plan on the same basis as the Committee; provided, however, that (i) the Committee will not delegate such authority to any such officer(s) for awards granted to such officer(s) or any employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined in accordance with Section 16 of the Exchange Act; and (ii) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11. Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of Common Shares covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with

B-8

any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of Common Shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 12(a), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company; (D) any acquisition by any Person pursuant to a transaction that complies with Sections 12(c)(i) and 12(c)(ii); or (E) any acquisition of beneficial ownership of not more than 25% of the Outstanding Company Voting Securities by any Person that is entitled to and does report such beneficial ownership on Schedule 13G under the Exchange Act (a “13G Filer”), provided, however, that this clause (E) will cease to apply when a Person who is a Schedule 13G Filer becomes required to file a Schedule 13D under the Exchange Act with respect to beneficial ownership of 20% or more of the Outstanding Company Voting Securities. Notwithstanding any other provision hereof, if a Business Combination is completed and the Outstanding Company Voting Securities are converted into voting securities of the Combined Company, but such Business Combination does not constitute a “Change in Control” under Section 12(c), “Outstanding Company Voting Securities” thereafter means voting securities of the Combined Company entitled to vote generally in the election of the members of the Combined Company Board.

(b) Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Board other than as a result of a Business Combination that does not constitute a “Change in Control” under Section 12(a) or under Sections 12(c)(i) and 12(c)(ii); provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Stockholders, was approved by a vote of a majority of the Directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (an “Election Contest”);

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination (the “Combined Company”)) beneficially owns, directly or indirectly, such number of the then-Outstanding Company Voting Securities as would constitute a “Change in Control” under Section 12(a), and at least one-half of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination (the “Combined Company Board”) were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination (the “Business Combination Agreement”); or

(d) Approval by the Stockholders of a complete liquidation or dissolution of the Company.

13. Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to

2023 PROXY STATEMENT  B-9

an award, or include other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee or the Board from time to time or as required by applicable law or any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Common Shares issued under and/or any other benefit related to an award, or include other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or the Board or under Section 10D of the Exchange Act and/or any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

14. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered a part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15. Transferability.

(a) Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify on the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or other awards under this Plan or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.

16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Common Shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The Common Shares used for tax or other

B-10

withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d) Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the NASDAQ Global Select Market or, if the Common Shares are not traded on the NASDAQ Global Select Market, the principal

2023 PROXY STATEMENT  B-11

national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c) If permitted by Section 409A of the Code, but subject to Section 18(d), including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances, or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19. Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20. Effective Date/Termination. The ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan was effective as of the Effective Date. This 2023 amendment and restatement of the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan will be effective as of the date on which such amendment and restatement is approved by the Company’s Stockholders (the “Amendment and Restatement Date”). No grants will be made on or after the Effective Date under the Predecessor Plans, provided that outstanding awards granted under the Predecessor Plans continued following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Amendment and Restatement Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plans, as applicable (except for purposes of providing for Common Shares under such awards to be added to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan pursuant to the share counting rules of this Plan).

21. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

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(c) Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f) No Participant will have any rights as a Stockholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the share records of the Company.

(g) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22. Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted shares, restricted share units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

2023 PROXY STATEMENT  B-13

(c) Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

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YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/ACIW ● Cast your vote online ● Have your Proxy Card ready ● Follow the simple instructions to record your vote
PHONE Call 1-866-390-5392 ● Use any touch-tone telephone ● Have your Proxy Card ready ● Follow the simple recorded instructions
MAIL ● Mark, sign and date your Proxy Card ● Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/ACIW

Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/ACIW

ACI Worldwide, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 06, 2023

TIME:	Thursday, June 1, 2023 10:00 AM, Eastern Time

PLACE:	Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ACIW for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Craig Maki and Karen Hobbs (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ACI Worldwide, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

ACI Worldwide, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ALL NOMINEES FOR DIRECTOR ON PROPOSAL 1, FOR PROPOSALS 2, 3 AND 5, AND 1 YEAR ON PROPOSAL 4

	PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	Election of Directors
		FOR	AGAINST	ABSTAIN
	1.01 Janet O. Estep	☐	☐	☐		FOR

	1.02 James C. Hale III	☐	☐	☐		FOR

	1.03 Mary P. Harman	☐	☐	☐		FOR

	1.04 Charles E. Peters, Jr.	☐	☐	☐		FOR

	1.05 Adalio T. Sanchez	☐	☐	☐		FOR

	1.06 Thomas W. Warsop III	☐	☐	☐		FOR

	1.07 Samir M. Zabaneh	☐	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023;	☐	☐	☐		FOR

3.	To conduct an advisory vote to approve named executive officer compensation;	☐	☐	☐		FOR

		1YR	2YR	3YR	ABSTAIN
4.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation;	☐	☐	☐	☐	1 YEAR

		FOR	AGAINST	ABSTAIN
5.	To approve the amendment and restatement of the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan; and	☐	☐	☐		FOR

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/ACIW

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date